                                                                    EXHIBIT 10.8
================================================================================



                                CREDIT AGREEMENT

                                  DATED AS OF
                                 AUGUST 4, 1998



                                     AMONG


                                STONERIDGE, INC.
                                  AS BORROWER


                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   AS LENDERS


                               NATIONAL CITY BANK
                            AS SWING LINE LENDER AND
                            AS ADMINISTRATIVE AGENT



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

                               TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----


SECTION 1. DEFINITIONS AND TERMS....................................................   1
      1.1. CERTAIN DEFINED TERMS....................................................   1
      1.2. COMPUTATION OF TIME PERIODS..............................................  16
      1.3. ACCOUNTING TERMS.........................................................  16
      1.4. CURRENCY EQUIVALENTS.....................................................  17

SECTION 2. AMOUNT AND TERMS OF LOANS................................................  17
      2.1. COMMITMENTS FOR LOANS....................................................  17
      2.2. MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS.....................  18
      2.3. BORROWING PROCEDURES.....................................................  18
      2.4. DISBURSEMENT OF FUNDS FROM BORROWINGS....................................  20
      2.5. REFUNDING OF, OR PARTICIPATION IN, SWING LINE REVOLVING LOANS............  20
      2.6. NOTES; LOAN ACCOUNTS.....................................................  22
      2.7. VOLUNTARY CONVERSION OF DOLLAR DENOMINATED GENERAL REVOLVING LOANS;
            REDENOMINATION OF GENERAL REVOLVING LOANS...............................  23
      2.8. INTEREST.................................................................  24
      2.9. INTEREST PERIODS.........................................................  26
     2.10. INCREASED COSTS, ILLEGALITY, ETC.........................................  27
     2.11. BREAKAGE COMPENSATION....................................................  28
     2.12. CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS.........................  29
     2.13. EUROPEAN ECONOMIC AND MONETARY UNION.....................................  29

SECTION 3. LETTERS OF CREDIT........................................................  31
      3.1. LETTERS OF CREDIT........................................................  31
      3.2. LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE...........................  32
      3.3. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.............................  33
      3.4. LETTER OF CREDIT PARTICIPATIONS..........................................  33
      3.5. INCREASED COSTS..........................................................  35
      3.6. GUARANTY OF  LETTER OF CREDIT OBLIGATIONS OF OTHER LETTER OF CREDIT
           OBLIGORS.................................................................  36

SECTION 4. FEES; COMMITMENTS........................................................  37
      4.1. FEES                                                                       37
      4.2. VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS...........................  39
      4.3. MANDATORY TERMINATION OF COMMITMENTS, ETC................................  39
      4.4. EXTENSION OF MATURITY DATE...............................................  39

SECTION 5. PAYMENTS.................................................................  40
      5.1. VOLUNTARY PREPAYMENTS....................................................  40
      5.2. MANDATORY PREPAYMENTS....................................................  41
      5.3. METHOD AND PLACE OF PAYMENT..............................................  42
      5.4. NET PAYMENTS.............................................................  42

SECTION 6. CONDITIONS PRECEDENT.....................................................  44
      6.1. CONDITIONS PRECEDENT AT CLOSING DATE.....................................  44
      6.2. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS................................  45

SECTION 7.  REPRESENTATIONS AND WARRANTIES..........................................  45
      7.1.  CORPORATE STATUS, ETC...................................................  45
      7.2.  SUBSIDIARIES............................................................  45
      7.3.  CORPORATE POWER AND AUTHORITY, ETC......................................  46
      7.4.  NO VIOLATION............................................................  46
      7.5.  GOVERNMENTAL APPROVALS..................................................  46
      7.6.  LITIGATION..............................................................  46
      7.7.  USE OF PROCEEDS; MARGIN REGULATIONS.....................................  46
      7.8.  FINANCIAL STATEMENTS, ETC...............................................  46
      7.9.  NO MATERIAL ADVERSE CHANGE..............................................  47
     7.10.  TAX RETURNS AND PAYMENTS................................................  47
     7.11.  TITLE TO PROPERTIES, ETC................................................  47
     7.12.  LAWFUL OPERATIONS, ETC..................................................  47
     7.13.  ENVIRONMENTAL MATTERS...................................................  47
     7.14.  COMPLIANCE WITH ERISA...................................................  48
     7.15.  INTELLECTUAL PROPERTY, ETC..............................................  48
     7.16.  INVESTMENT COMPANY......................................................  48
     7.17.  YEAR 2000 COMPUTER MATTERS..............................................  48
     7.18.  EXISTING INDEBTEDNESS...................................................  49
     7.19.  TRUE AND COMPLETE DISCLOSURE............................................  49

SECTION 8.  AFFIRMATIVE COVENANTS...................................................  49
      8.1.  REPORTING REQUIREMENTS..................................................  49
      8.2.  BOOKS, RECORDS AND INSPECTIONS..........................................  51
      8.3.  INSURANCE...............................................................  52
      8.4.  PAYMENT OF TAXES AND CLAIMS.............................................  52
      8.5.  CORPORATE FRANCHISES....................................................  52
      8.6.  GOOD REPAIR.............................................................  52
      8.7.  COMPLIANCE WITH STATUTES, ETC...........................................  52
      8.8.  COMPLIANCE WITH ENVIRONMENTAL LAWS......................................  52
      8.9.  FISCAL YEARS, FISCAL QUARTERS...........................................  53
     8.10.  HEDGE AGREEMENTS, ETC...................................................  53
     8.11.  SENIOR DEBT.............................................................  53

SECTION 9.  NEGATIVE COVENANTS......................................................  53
      9.1.  CHANGES IN BUSINESS.....................................................  53
      9.2.  CONSOLIDATION, MERGER, ACQUISITIONS, ASSET SALES, ETC...................  53
      9.3.  LIENS                                                                     55
      9.4.  INDEBTEDNESS............................................................  56
      9.5.  ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS...................  56
      9.6.  DIVIDENDS, ETC..........................................................  58
      9.7.  MINIMUM CONSOLIDATED NET WORTH..........................................  58
      9.8.  CONSOLIDATED TOTAL DEBT/CONSOLIDATED EBITDA RATIO.......................  58
      9.9.  CONSOLIDATED TOTAL DEBT/CONSOLIDATED TOTAL CAPITAL RATIO................  58
     9.10.  LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS............................  58
     9.11.  PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC.........................  59
     9.12.  TRANSACTIONS WITH AFFILIATES............................................  59
     9.13.  PLAN TERMINATIONS, MINIMUM FUNDING, ETC.................................  59

SECTION 10.  EVENTS OF DEFAULT.......................................................  60
      10.1.  EVENTS OF DEFAULT.......................................................  60
      10.2.  ACCELERATION, ETC.......................................................  61
      10.3.  APPLICATION OF LIQUIDATION PROCEEDS.....................................  61

SECTION 11.  THE ADMINISTRATIVE AGENT................................................  62
      11.1.  APPOINTMENT.............................................................  62
      11.2.  DELEGATION OF DUTIES....................................................  62
      11.3.  EXCULPATORY PROVISIONS..................................................  62
      11.4.  RELIANCE BY ADMINISTRATIVE AGENT........................................  63
      11.5.  NOTICE OF DEFAULT.......................................................  63
      11.6.  NON-RELIANCE............................................................  63
      11.7.  INDEMNIFICATION.........................................................  64
      11.8.  THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY.........................  64
      11.9.  SUCCESSOR ADMINISTRATIVE AGENT..........................................  64
     11.10.  OTHER AGENTS............................................................  64

SECTION 12.  MISCELLANEOUS...........................................................  64
      12.1.  PAYMENT OF EXPENSES ETC.................................................  64
      12.2.  RIGHT OF SETOFF.........................................................  66
      12.3.  NOTICES                                                                   66
      12.4.  BENEFIT OF AGREEMENT....................................................  66
      12.5.  NO WAIVER: REMEDIES CUMULATIVE..........................................  68
      12.6.  PAYMENTS PRO RATA.......................................................  68
      12.7.  CALCULATIONS: COMPUTATIONS..............................................  68
      12.8.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL..  68
      12.9.  COUNTERPARTS............................................................  69
     12.10.  EFFECTIVENESS...........................................................  69
     12.11.  HEADINGS DESCRIPTIVE....................................................  69
     12.12.  AMENDMENT OR WAIVER.....................................................  69
     12.13.  SURVIVAL OF INDEMNITIES.................................................  70
     12.14.  DOMICILE OF LOANS.......................................................  70
     12.15.  CONFIDENTIALITY.........................................................  70
     12.16.  LENDER REGISTER.........................................................  70
     12.17.  LIMITATIONS ON LIABILITY OF THE LETTER OF CREDIT ISSUERS................  70
     12.18.  GENERAL LIMITATION OF LIABILITY.........................................  71
     12.19.  NO DUTY.................................................................  71
     12.20.  LENDERS AND AGENT NOT FIDUCIARY TO BORROWER, ETC........................  71
     12.21.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................  71
     12.22.  JUDGMENT CURRENCY.......................................................  71

-------------------------


ANNEX I       -  INFORMATION AS TO LENDERS
ANNEX II      -  INFORMATION AS TO SUBSIDIARIES
ANNEX III     -  DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX IV      -  DESCRIPTION OF EXISTING LIENS
ANNEX V       -  DESCRIPTION OF EXISTING ADVANCES, LOANS,
                 INVESTMENTS AND GUARANTEES
ANNEX VI      -  DESCRIPTION OF LETTERS OF CREDIT DEEMED
                 ISSUED UNDER THE CREDIT AGREEMENT


EXHIBIT A-1   -  FORM OF GENERAL REVOLVING NOTE
EXHIBIT A-2   -  FORM OF SWING LINE REVOLVING NOTE
EXHIBIT B-1   -  FORM OF NOTICE OF BORROWING
EXHIBIT B-2   -  FORM OF NOTICE OF CONVERSION
EXHIBIT B-3   -  FORM OF LETTER OF CREDIT REQUEST
EXHIBIT B-4   -  FORM OF NOTICE OF REDENOMINATION
EXHIBIT C     -  FORM OF OPINION OF COUNSEL TO THE BORROWER
EXHIBIT D     -  FORM OF ASSIGNMENT AGREEMENT
EXHIBIT E     -  FORM OF SECTION 5.4(B)(II) CERTIFICATE

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of August 4, 1998, among the following:

          (i) STONERIDGE, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER");

          (ii) the lending institutions listed in Annex I hereto (each a "LENDER" and collectively, the "LENDERS"); and

          (iii) NATIONAL CITY BANK, a national banking association, as the Swing Line Lender (defined below), and as administrative agent (the "ADMINISTRATIVE AGENT"):


     PRELIMINARY STATEMENTS:

     (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

     (2) The Borrower has applied to the Lenders for credit facilities in order to provide working capital and funds for other lawful purposes.

     (3) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein.

     NOW, THEREFORE, it is agreed:

     SECTION 1.  DEFINITIONS AND TERMS.

     1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

     "ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of the Borrower, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

     "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

     "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any of its Subsidiaries.

     "AGREEMENT" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

     "ALTERNATIVE CURRENCY" shall mean and include (i) Dutch Guilders, German Marks, French Francs, Pounds Sterling, Swedish Krona, Japanese Yen and European Currency Units (ECUs), if at the time any such currency is readily and freely transferable and convertible into Dollars; (ii) after the commencement of the third stage of EMU, the euro (as such terms are defined in section 2.13), if at the time the euro is readily and freely transferable and convertible into Dollars; and (iii) any other lawful currency other than Dollars which is readily and freely transferable and convertible into Dollars and which (A) in the case of any General Revolving Loans to be denominated in such Alternative Currency, is acceptable to all of the Lenders with General Revolving Commitments, or (B) in the case of any Letter of Credit which is payable in such Alternative Currency, is acceptable to the Required Lenders and any applicable Letter of Credit Issuer.

     "ALTERNATIVE CURRENCY SUBLIMIT" shall have the meaning provided in section 2.1(a).

     "APPLICABLE EUROCURRENCY MARGIN" shall have the meaning provided in section 2.8(h).

     "APPLICABLE FACILITY FEE RATE" shall have the meaning provided in section 4.1(a).

     "APPLICABLE LENDING OFFICE" shall mean, (i) with respect to each Lender with a General Revolving Commitment, (A) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans, and (B) such Lender's Eurocurrency Lending Office in the case of Borrowings consisting of Eurocurrency Loans, and (ii) with respect to the Swing Line Lender, its Domestic Lending Office.

     "ASSET SALE" shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary of any of their respective assets, PROVIDED that the term Asset Sale specifically excludes any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, tangible or intangible, in each case in the ordinary course of business.

     "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of Exhibit D hereto.

     "AUTHORIZED OFFICER" shall mean any officer or employee of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

     "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(g).

     "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

     "BORROWING" shall mean and include (i) the incurrence of General Revolving Loans, denominated in a single currency, consisting of a single Type of Loan, by the Borrower from all of the Lenders having Commitments in respect thereof on a PRO RATA basis on a given date (or resulting from conversions on a given date), having in the case of Eurocurrency Loans the same Interest Period; and (ii) the incurrence of a Swing Line Revolving Loan, which shall consist of a single Type of Loan, by the Borrower from the Swing Line Lender on a given date.

     "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the applicable Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a Business Day described in clause (i) and which is also a day on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of any Alternative Currency in which any applicable Eurocurrency Loans are denominated.

     "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

     "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

     "CASH EQUIVALENTS" shall mean any of the following:

          (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

          (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than 90 days from the date of acquisition;

          (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 90 days after the date of acquisition;

          (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above;

          (v) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank;

          (vi) investments in industrial development revenue bonds which (i) "re-set" interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (iii) are supported by a direct pay letter of credit covering principal and accrued interest which is issued by an Approved Bank; and

          (vii) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (vi).

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S) 9601 ET SEQ.

     "CHANGE OF CONTROL" shall mean and include any of the following:

          (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors (x) whose election by the Borrower's Board of Directors was, or (y) whose nomination for election by the Borrower's shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office;

          (ii) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower, or any members of the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 35%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock;

          (iii) the shareholders of the Borrower approve a merger or consolidation of the Borrower with any other person, OTHER than a merger or consolidation which would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of the Borrower or such surviving or resulting entity outstanding after such merger or consolidation;

          (iv) the shareholders of the Borrower approve a plan of complete liquidation of the Borrower or an agreement or agreements for the sale or disposition by the Borrower of all or substantially all of the Borrower's assets; and/or

          (vi) any "change in control" or any similar term as defined in any of the indentures, credit agreements or other instruments governing any Indebtedness of the Borrower or any of its Subsidiaries with an outstanding principal amount, or providing for commitments to lend in an outstanding principal amount, of at least $10,000,000 (or the equivalent amount in any other currency).

As used in this definition, the term"CURRENT HOLDER GROUP" shall mean (i) Max Draime, (ii) those other persons who are officers and directors of the Borrower at the Effective Date, (iii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such person, (iv) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, and (v) any trust, family partnership or similar investment entity for the benefit of any such person referred to in the foregoing clauses (i), (ii) and (iii) or any other persons (including for charitable purposes), so long as one or more members of the Current Holder Group has the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity.

     "CLOSING DATE" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "COMMITMENT" shall mean, with respect to each Lender, its General Revolving Commitment or its Swing Line Commitment, or both, if such Lender shall have both a General Revolving Commitment or its Swing Line Loan Commitment.

     "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant and equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

     "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED EBIT" shall mean, for any period, Consolidated Net Income for such period; PLUS (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense,
(ii) Consolidated Income Tax Expense, (iii) amortization or write-off of deferred financing costs and charges for prepayment penalties on prepayment of Indebtedness, and (iv) extraordinary and other non-recurring non-cash losses and charges; LESS (B) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains; all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, EXCEPT that in computing Consolidated Net Income for purposes of this definition, there shall be excluded therefrom (x) the income, (or loss) of any entity (other than Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and (y) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated EBIT for such period; PLUS the sum (without duplication) of the amounts for such period included in determining such Consolidated EBIT of (i) Consolidated Depreciation Expense, and (ii) Consolidated Amortization Expense, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; PROVIDED that, notwithstanding anything to the contrary contained herein, the Borrower's Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

     "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is capitalized and that which is attributable to Capital Leases, in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, net costs under Hedge Agreements, but excluding, however, any amortization of deferred financing costs, all as determined in accordance with GAAP.

     "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss), without deduction for minority interests, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

     "CONSOLIDATED NET WORTH" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date, PROVIDED that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

     "CONSOLIDATED TOTAL ASSETS" shall mean with respect to any person at any date of determination the net book value of all assets which would appear on a consolidated balance sheet of such person and its consolidated Subsidiaries at such date which is prepared in accordance with GAAP.

     "CONSOLIDATED TOTAL CAPITAL" shall mean the sum of Consolidated Total Debt and Consolidated Net Worth.

     "CONSOLIDATED TOTAL DEBT" shall mean at any time of determination thereof the sum (without duplication) of the principal amount (or Capitalized Lease Obligation, in the case of a Capital Lease) of all Indebtedness of the Borrower and of each of its Subsidiaries, all as determined on a consolidated basis.

     "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, and any Letter of Credit Document.

     "CREDIT EVENT" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

     "CREDIT PARTY" shall mean the Borrower and each Subsidiary or Affiliate which is a party to any Credit Document.

     "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "DEFAULTING LENDER" shall mean any Lender with, respect to which a Lender Default is in effect.

     "DOLLARS", "U.S. DOLLARS", "U.S.DOLLARS" and the sign "$" each means lawful money of the United States.

     "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "EFFECTIVE DATE" shall have the meaning provided in section 12.10.

     "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which:

          (i) is not disapproved in writing by the Borrower in a notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Borrower of the identity of any proposed transferee (any such disapproval by the Borrower must be reasonable), PROVIDED that the Borrower shall not be entitled to exercise the foregoing right of disapproval if and so long as any Event of Default shall have occurred and be continuing; and

          (ii) is not a direct competitor of the Borrower or engaged in the same or similar principal lines of business as the Borrower and its Subsidiaries considered as a whole, or is not an Affiliate of any such competitor of the Borrower and its Subsidiaries.

     "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings arising under any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S)

2601 ET SEQ.; the Clean Air Act, 42 U.S.C. (S) 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. (S) 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C.
(S) 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C.
(S) 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

     "EUROCURRENCY LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Eurocurrency Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices (for Eurocurrency Loans denominated in Dollars or particular Alternative Currencies) of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "EUROCURRENCY LOANS" shall mean each Loan, denominated in U.S. Dollars or in an Alternative Currency, bearing interest at the rates provided in section 2.8(b).

     "EUROCURRENCY RATE" shall mean with respect to each Interest Period for a Eurocurrency Loan, (A) either (i) the rate per annum for deposits in Dollars or in the relevant Alternative Currency for a maturity most nearly comparable to such Interest Period which appears on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen as of 11:00 A.M. (local time at the Notice Office) on the date which is two Business Days prior to the commencement of such Interest Period, or (ii) if such a rate does not appear on such a page, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Alternative Currency are offered by each of the Reference Banks to prime banks in the London interbank Eurocurrency market for deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurocurrency Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurocurrency Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded upward to the nearest whole multiple of 1/16th of 1%) by (B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

     "EXISTING INDEBTEDNESS" shall have the meaning provided in section 7.18.

     "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in section 7.18.

     "EXISTING LETTER OF CREDIT" shall have the meaning provided in section 3.1(d).

     "FACILITY" shall mean either the General Revolving Facility or the Swing Line Revolving Facility, or both, if the context so requires.

     "FACILITY FEE" shall have the meaning provided in section 4.1(a).

     "FACING FEE" shall have the meaning provided in section 4.1(c).

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     "FEES" shall mean all amounts payable pursuant to, or referred to in, section 4.1.

     "FOREIGN SUBSIDIARY" shall mean any Subsidiary (i) which is not incorporated in the United States and substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to sections 1.3 and 12.7(a).

     "GENERAL REVOLVING FACILITY" shall mean the Facility evidenced by the Total General Revolving Commitment.

     "GENERAL REVOLVING FACILITY PERCENTAGE" shall mean at any time for any Lender with a General Revolving Commitment, the percentage obtained by dividing such Lender's General Revolving Commitment by the Total General Revolving Commitment, PROVIDED, that if the Total General Revolving Commitment has been terminated, the General Revolving Facility Percentage for each Lender shall be determined by dividing such Lender's General Revolving Commitment immediately prior to such termination by the Total General Revolving Commitment immediately prior to such termination.

     "GENERAL REVOLVING LOAN" shall have the meaning provided in section 2.1(a).

     "GENERAL REVOLVING COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I as its "General Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.2, adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4(b), or terminated pursuant to section 4.2,
4.3 or 10.2.

     "GENERAL REVOLVING NOTE" shall have the meaning provided in section 2.6(a).

     "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor,
(b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

     "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

     "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect under any applicable Environmental Law.

     "INDEBTEDNESS" of any person shall mean without duplication:

          (i)     all indebtedness of such person for borrowed money;

          (ii) all bonds, notes, debentures and similar debt securities of such person;

          (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

          (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

          (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances;

          (vi) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed;

          (vii)   all Capitalized Lease Obligations of such person;

          (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all "synthetic" leases (I.E. leases accounted for by the lessee as operating leases under which the lessee is the "owner" of the leased property for Federal income tax purposes);

          (ix) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations;

          (x)     all net obligations of such person under Hedge Agreements;

          (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

          (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

          (xiii)  all Guaranty Obligations of such person;

PROVIDED that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

     "INTEREST PERIOD" with respect to any Eurocurrency Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.9.

     "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

     "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under section 3.4(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under section 2.1 and/or section 3.4(c), in the case of either
(i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

     "LENDER REGISTER" shall have the meaning provided in section 12.16.

     "LETTER OF CREDIT" shall have the meaning provided in section 3.1(a).

     "LETTER OF CREDIT DOCUMENTS" shall have the meaning specified in section 3.2(a).

     "LETTER OF CREDIT FEE" shall have the meaning provided in section 4.1(b).

     "LETTER OF CREDIT ISSUER" shall mean (i) in respect of each Existing Letter of Credit, the Lender that has issued same as of the Effective Date; and/or (ii) any other Lender that is requested, and agrees, to so act by the Borrower, and is approved by the Administrative Agent and the Required Lenders; PROVIDED, that unless otherwise agreed by the Borrower and NCB, NCB will act as the Letter of Credit Issuer for Letters of Credit issued after the Effective Date for any of the purposes contemplated by section 3.1(a).

     "LETTER OF CREDIT OBLIGOR" shall have the meaning provided in section
3.1(a).

     "LETTER OF CREDIT OUTSTANDINGS" shall mean, at anytime, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

     "LETTER OF CREDIT REQUEST" shall have the meaning provided in section
3.2(a).

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

     "LOAN" shall have the meaning provided in section 2.1. As provided herein,
(i) Loans under the General Revolving Facility are General Revolving Loans, and General Revolving Loans may be Eurocurrency Loans or Prime Rate Loans, which are the only Types of General Revolving Loans which can be outstanding hereunder; and (ii) Loans under the Swing Line Revolving Facility are Swing Line Revolving Loans, and Swing Line Revolving Loans may be Money Market Rate Loans or Prime Rate Loans, which are the only Types of Swing Line Revolving Loans which can be outstanding hereunder.

     "MARGIN STOCK" shall have the meaning provided in Regulation U.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, property, assets, liabilities or financial condition of,
(i) when used with reference to the Borrower or any of its Subsidiaries, the Borrower and its Subsidiaries, taken as a whole, or (ii) when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be.

     "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 5% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

     "MATURITY DATE" shall mean July 31, 2003, unless earlier terminated.

     "MINIMUM BORROWING AMOUNT" shall mean:

          (i) for General Revolving Loans which are Prime Rate Loans, $1,000,000, with minimum increments thereafter of $500,000;

          (ii) for General Revolving Loans which are Eurocurrency Loans denominated in Dollars, $1,000,000, with minimum increments thereafter of $500,000;

          (iii) for General Revolving Loans which are Eurocurrency Loans denominated in an Alternative Currency, the substantial equivalent in such Alternative Currency of $1,000,000, with minimum increments thereafter of the substantial equivalent of $500,000 in such Alternative Currency); and

          (iv) for Swing Line Revolving Loans, $100,000, with minimum increments thereafter of $50,000.

     "MONEY MARKET RATE LOANS" shall mean Swing Line Revolving Loans, denominated in U.S. Dollars, bearing interest at a Quoted Rate.

     "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

     "NCB" shall mean National City Bank, a national banking association, together with its successors and assigns.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

     "NOTE" shall mean a General Revolving Note or a Swing Line Revolving Note, as the case may be.

     "NOTICE OF BORROWING" shall have the meaning provided in section 2.3(a).

     "NOTICE OF CONVERSION" shall have the meaning provided in section 2.7(a).

     "NOTICE OFFICE" shall mean the office of the Administrative Agent at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention:
Michael McCuen, Vice President (telephone: (216) 575-9401; facsimile: (216) 575-
9396), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

     "NOTICE OF REDENOMINATION" shall have the meaning provided in section
2.7(b).

     "NOTICE OF SWING LINE REFUNDING" shall have the meaning provided in section 2.5(a).

     "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower or any other Credit Party to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

     "PARTICIPANT" shall have the meaning provided in section 3.4(a).

     "PAYMENT OFFICE" shall mean (i) in the case of all payments to be made in Dollars, the office of the Administrative Agent at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Connie B. Djukic, Money Desk Manager (telephone: (216) 575-2578; facsimile: (216) 575-2481), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time, and (ii) in the case of all payments to be made in an Alternative Currency, such office of the Administrative Agent, one of its Affiliate banks or branches, or such correspondent bank, as is specified in Annex I or as the Administrative Agent may designate to the Borrower from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor thereto.

     "PERMITTED ACQUISITION" shall mean and include any Acquisition as to which all of the following conditions are satisfied:

          (i) such Acquisition involves a line or lines of business which is complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, UNLESS the Required Lenders specifically approve or consent to such Acquisition in writing;

          (ii) such Acquisition is not actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, UNLESS all of the Lenders specifically approve or consent to such Acquisition in writing;

          (iii) the Borrower would, after giving effect to such Acquisition, be in compliance, on a PRO FORMA basis, with the financial covenants contained in sections 9.8 and 9.9; and

          (iv) if the aggregate consideration for such Acquisition, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, exceeds $50,000,000, at least 10 Business Days prior to the completion of such transaction the Borrower shall have delivered to the Lenders a certificate of a responsible financial or accounting officer of the Borrower demonstrating, in reasonable detail, the computation of the ratios referred to in sections
     9.8 and 9.9 on a PRO

     FORMA basis, such PRO FORMA ratios being determined as if (x) such Acquisition had been completed at the beginning of the most recent period of four consecutive fiscal quarters of the Borrower for which financial information for the Borrower and the business or person to be acquired, is available and has been delivered to the Lenders at least 10 Business Days prior to the completion of such transaction (which shall in the case of the acquired business include audited financial statements for the most recent fiscal year, unless the same are unavailable and unaudited financial statements are acceptable to the Required Lenders), and (y) any such Indebtedness, or other Indebtedness incurred to finance such Acquisition, had been outstanding for such period;

PROVIDED, that the term Permitted Acquisition specifically excludes any loans, advances or minority investments otherwise permitted pursuant to section 9.5.

     "PERMITTED LIENS" shall mean Liens described in section 9.3.

     "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by NCB in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

     "PRIME RATE LOAN" shall mean each Loan, denominated in U. S. Dollars, bearing interest at the rates provided in section 2.8(a).

     "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

     "QUOTED RATE" shall have the meaning provided in section 2.3(c).

     "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 ET SEQ.

     "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

     "REDEEMABLE STOCK" shall mean with respect to any person any capital stock or similar equity interests of such person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Maturity Date; or
(ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Maturity Date, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

     "REFERENCE BANKS" shall mean (i) NCB and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders, PROVIDED, that if any of such Reference Banks is no longer a Lender, such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

     "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "REPORTABLE EVENT" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23, .25, .27,
 .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of PBGC Regulation
section 4043.

     "REQUIRED LENDERS" shall mean Non-Defaulting Lenders whose outstanding General Revolving Loans and Unutilized General Revolving Commitments constitute at least 66+2/3% of the sum of the total outstanding General Revolving Loans and Unutilized General Revolving Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the General Revolving Loans or having such amount of the Unutilized General Revolving Commitments, or (ii) determining the aggregate unpaid principal amount of the General Revolving Loans or Unutilized General Revolving Commitments).

     "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

     "SECTION 5.4(B)(II) CERTIFICATE" shall have the meaning provided in section 5.4(b)(ii).

     "STANDARD PERMITTED LIENS" shall mean the following:

          (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

          (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary;

          (iii)  Liens created by this Agreement or the other Credit Documents;

          (iv) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(f);

          (v) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money) whether pursuant to statutory requirements, common law or consensual arrangements;

          (vi) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

          (vii) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries considered as an entirety; and

          (viii) Liens arising from financing statements regarding property subject to leases not in violation of the requirements of this Agreement, PROVIDED that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor).

     "STATED AMOUNT" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

     "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

     "SUBORDINATED INDEBTEDNESS" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Required Lenders may require.

     "SWING LINE COMMITMENT" shall mean, with respect to the Swing Line Lender, the amount set forth opposite such Lender's name in Annex I as its "Swing Line Commitment" as the same may be reduced from time to time pursuant to section 4.2, adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4(b), or terminated pursuant to section 4.2, 4.3 or 10.2.

     "SWING LINE LENDER" shall mean the Lender which has the Swing Line Revolving Commitment.

     "SWING LINE REVOLVING FACILITY" shall mean the credit facility evidenced by the Swing Line Revolving Commitment.

     "SWING LINE PARTICIPATION AMOUNT" shall have the meaning provided in section 2.5(b).

     "SWING LINE REVOLVING LOAN" shall have the meaning provided in section 2.1(b).

     "SWING LINE REVOLVING NOTE" shall have the meaning provided in section 2.5(a).

     "TESTING PERIOD" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year).

     "TOTAL CAPITALIZATION" shall mean the sum of Consolidated Total Indebtedness and Consolidated Net Worth.

     "TOTAL GENERAL REVOLVING COMMITMENT" shall mean the sum of the General Revolving Commitments of the Lenders.

     "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., (i) in the case of General Revolving Loans, a Prime Rate Loan or a Eurocurrency Loan, and (ii) in the case of Swing Line Revolving Loans, a Prime Rate Loan or a Money Market Rate Loan.

     "UCC" shall mean the Uniform Commercial Code.

     "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

     "UNITED STATES" and "U.S." each means United States of America.

     "UNPAID DRAWING" shall have the meaning provided in section 3.3(a).

     "UNUTILIZED TOTAL GENERAL REVOLVING COMMITMENT" shall mean, at any time, the excess of (i) the Total General Revolving Commitment at such time over (ii) the sum of (x) the aggregate principal amounts of all General Revolving Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

     "UNUTILIZED SWING LINE REVOLVING COMMITMENT" shall mean, at any time, the excess of (i) the Swing Line Revolving Commitment at such time over (ii) the aggregate principal amount of all Swing Line Revolving Loans then outstanding.

     "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

     "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

     1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     1.3. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

     1.4. CURRENCY EQUIVALENTS. For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M.

(local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, (ii) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for the equivalent in Dollars of such other Alternative Currency at such Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; PROVIDED, that (A) the equivalent in Dollars of each Eurocurrency Loan made in an Alternative Currency shall be recalculated hereunder on each date that it shall be necessary (or the Administrative Agent shall elect) to determine the unused portion of each Lender's General Revolving Commitment, or any or all Loan or Loans outstanding on such date; (B) the equivalent in Dollars of any Unpaid Drawing in respect of any Letter of Credit denominated in an Alternative Currency shall be determined at the time the drawing under such Letter of Credit was paid or disbursed by the applicable Letter of Credit Issuer; (C) for purposes of sections 2.1(a), 3.1(b) and 5.2, the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated (x) on the date of the issuance of the respective Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) in any other case where the same is required or permitted to be calculated, on such other day as the Administrative Agent may, in its sole discretion, consider appropriate; and (D) for purposes of sections 4.1(b) and (c), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated on the first day of each calendar month in the quarterly period in which the respective payment is due pursuant to said sections.

     SECTION 2.  AMOUNT AND TERMS OF LOANS.

     2.1. COMMITMENTS FOR LOANS. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "LOAN" and, collectively, the "LOANS") to the Borrower, which Loans shall be drawn, to the extent such Lender has a commitment under a Facility for the Borrower, under the applicable Facility, as set forth below:

          (A   GENERAL REVOLVING FACILITY.  Loans to the Borrower under the
     General Revolving Facility (each a "GENERAL REVOLVING LOAN" and, collectively, the "GENERAL REVOLVING LOANS"): (i) may be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (ii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or converted into, General Revolving Loans which are Prime Rate Loans denominated in Dollars, or Eurocurrency Loans denominated in Dollars or in an Alternative Currency, PROVIDED that all General Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of General Revolving Loans of the same currency and Type; (iii) may not be incurred in an Alternative Currency if after giving effect thereto the equivalent in Dollars of the aggregate outstanding principal amount of General Revolving Loans denominated in an Alternative Currency would exceed $20,000,000 (the "ALTERNATIVE CURRENCY SUBLIMIT"); (iv) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (v) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment exceeds the outstanding Swing Line Revolving Loans; and (vi) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product at such time of (A0 such Lender's General Revolving Facility Percentage, TIMES (B) the aggregate Letter of Credit Outstandings, equals the General Revolving Commitment of such Lender at such time.

          (B   SWING LINE REVOLVING FACILITY.  Loans to the Borrower under the
     Swing Line Revolving Facility (each a "SWING LINE REVOLVING LOAN" and, collectively, the "SWING LINE REVOLVING LOANS") (i) shall be made only by the Swing Line Lender, (ii) may be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (iii) shall be made only in U.S. Dollars; (iv) shall have a maturity of 30 days or less; (v) shall be incurred only for working capital requirements of the Borrower and its Subsidiaries; (vi) may only be incurred as Prime Rate Loans or as Money Market Rate Loans; (vii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (viii) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment exceeds the outstanding Swing Line Revolving Loans; and (ix) shall not exceed for the Swing Line Lender at any time outstanding its Swing Line Commitment at such time.

     2.2. MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS. (a) The aggregate principal amount of each Borrowing by the Borrower under a Facility shall not be less than the Minimum Borrowing Amount for such Borrowing. More than one Borrowing may be incurred by the Borrower on any day, PROVIDED that if there are two or more Borrowings on a single day under the General Revolving Facility which consist of Eurocurrency Loans denominated in the same currency, each such Borrowing shall have a different initial Interest Period. There shall be no more than 6 Borrowings comprised of Eurocurrency Loans outstanding at any time and only one Borrowing may be made on any day under the Swing Line Revolving Facility.

     (b   All Borrowings of Loans under a  Facility shall be made by the Lenders having Commitments under such Facility PRO RATA on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

     2.3. BORROWING PROCEDURES.   (A   NOTICE OF BORROWING.  Whenever the
Borrower desires to incur Loans, the Borrower shall give the Administrative Agent at its Notice Office,

          (A) BORROWINGS UNDER THE GENERAL REVOLVING FACILITY OF EUROCURRENCY LOANS DENOMINATED IN DOLLARS: in the case of any Borrowing under the General Revolving Facility of Eurocurrency Loans denominated in Dollars to be made hereunder, prior to 1:00 P.M. (local time at its Notice Office), at least three Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent),

          (B) BORROWINGS UNDER THE GENERAL REVOLVING FACILITY OF EUROCURRENCY LOANS DENOMINATED IN AN ALTERNATIVE CURRENCY: in the case of any Borrowing under the General Revolving Facility of Eurocurrency Loans denominated in an Alternative Currency to be made hereunder, prior to 1:00 P.M. (local time at its Notice Office), at least five Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent),

          (C) BORROWINGS UNDER ANY FACILITY OF PRIME RATE LOANS: in the case of any Borrowing under any Facility of Prime Rate Loans to be made hereunder, prior to 1:00 P.M. (local time at its Notice Office) on the proposed date thereof written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent), or

          (D) BORROWINGS UNDER THE SWING LINE FACILITY OF MONEY MARKET RATE
     LOANS: in the case of any Borrowing under the Swing Line Revolving Facility of Money Market Rate Loans to be made hereunder, if the Administrative Agent shall have furnished the Borrower with a Quoted Rate therefor, prior to 1:00 P.M. (local time at its Notice Office) on the proposed date thereof (which shall be within such period as the Administrative Agent shall have specified for such Quoted Rate) written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent).

Each such notice (each such notice, a "NOTICE OF BORROWING") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify:
(i) the Facility under which the Borrowing is to be incurred, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iii) the date of the Borrowing (which shall be a Business Day); (iv) whether the Borrowing shall consist of Prime Rate Loans, Eurocurrency Loans or Money Market Rate Loans; (v) if the requested Borrowing consists of Eurocurrency Loans, the Interest Period to be initially applicable thereto; (vi) in the case of a requested Borrowing consisting of Loans which are Eurocurrency Loans, the currency, if other than Dollars, in which such Loans are requested; and (vii) if the Borrowing consists of Swing Line Revolving Loans, the maturity date thereof (which shall not be more than 30 days), and if such Swing Line Revolving Loans are Money Market Rate Loans, the Quoted Rate therefor. If the Borrower fails to specify in a Notice of Borrowing the maturity date of any Swing Line Revolving Loans, such maturity date shall be deemed to be 30 days. The Administrative Agent shall promptly give each Lender which has a Commitment under any applicable Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing under the applicable Facility, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

     (B   CONDITIONS TO BORROWING OF EUROCURRENCY LOANS DENOMINATED IN AN
ALTERNATIVE CURRENCY. In the case of a proposed Borrowing comprised of General Revolving Loans which are Eurocurrency Loans denominated in an Alternative Currency, the obligation of each affected Lender to make its Eurocurrency Loan in the requested Alternative Currency as part of such Borrowing is subject to:

          (A) if such requested Alternative Currency is an Alternative Currency described in clause (i) or (ii) of the definition of the term Alternative Currency, the confirmation by the Administrative Agent to the Borrower not later than the fourth Business Day before the requested date of such Borrowing that such Alternative Currency is readily and freely transferable and convertible into Dollars, or

          (B) if such requested Alternative Currency is not an Alternative Currency described in clause (i) or (ii) of the definition of the term Alternative Currency, such requested Alternative Currency shall be acceptable to such Lender (which acceptability shall be presumed if such Lender fails to notify the Administrative Agent in writing not later than the third Business Day before the requested date of such Borrowing that such Alternative Currency is not acceptable to such Lender (any such notice of unacceptability of an Alternative Currency shall be notified immediately by the Administrative Agent to the Borrower.

If the Administrative Agent shall not have provided the confirmation referred to in clause (A) above, or any affected Lender shall have so notified the Administrative Agent that a particular Alternative Currency is not acceptable to it as provided in clause (B) above, the Administrative Agent shall promptly notify the Borrower and each affected Lender thereof, whereupon the Borrower may, by notice to the Administrative Agent not later than the third Business Day before the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Borrower does so withdraw such Notice of Borrowing, the Borrowing requested in such Notice of Borrowing shall not occur and the Administrative Agent shall promptly so notify each affected Lender. If the Borrower does not so withdraw such Notice of Borrowing, the Administrative Agent shall promptly so notify each affected Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing which requests a Borrowing of General Revolving Loans comprised of Eurocurrency Loans in an aggregate amount in Dollars equivalent, on the date the Administrative Agent so notifies each affected Lender, to the amount of the originally requested Borrowing in an Alternative Currency; and in such notice by the Administrative Agent to each affected Lender the Administrative Agent shall state such aggregate equivalent amount of such Borrowing in Dollars and such Lender's ratable portion of such Borrowing.

     (C   BORROWINGS OF MONEY MARKET RATE LOANS.  Whenever the Borrower proposes to submit a Notice of Borrowing with respect to Swing Line Revolving Loans which will be Money Market Rate Loans, it will prior to submitting such Notice of Borrowing notify the Administrative Agent of its intention and request the Administrative Agent to quote a fixed or floating interest rate (the "QUOTED RATE") to be applicable thereto prior to the proposed maturity thereof. The Administrative Agent will immediately so notify the Swing Line Lender, and if the Swing Line Lender is agreeable to a particular interest rate for the proposed maturity of such Money Market Rate Loans if such Loans are made on or prior to a specified date, the Administrative Agent shall quote such interest rate to the Borrower as the Quoted Rate applicable to such proposed Money Market Rate Loans if made on or before such specified date for a maturity as so proposed by the Borrower. The Swing Line Lender contemplates that any Quoted Rate will be a rate of interest which reflects a margin corresponding to (or greater than) the sum of (x) the Applicable Eurocurrency Margin in effect at the time of quotation of any Quoted Rate, PLUS (y) the Applicable Facility Fee Rate in effect at such time, over the then prevailing Federal Funds Effective Rate, commercial paper, call money, overnite repurchase or other commonly quoted interest rate, or the Swing Line Lender's average cost of short term funds, in each case as selected by the Swing Line Lender. Nothing herein shall be deemed to permit any Lender other than the Swing Line Lender any right of approval with respect to a Quoted Rate.

     (D   ACTIONS BY ADMINISTRATIVE AGENT ON TELEPHONIC NOTICE.  Without in any
way limiting the obligation of the Borrower (on behalf of any applicable Borrower) to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of any applicable Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

     2.4. DISBURSEMENT OF FUNDS FROM BORROWINGS. (a) No later than 2:00 P.M. (local time at the Payment Office of the Administrative Agent) on the date specified in each Notice of Borrowing relating to Eurocurrency Loans, and no later than 2:00 P.M. (local time at the Payment Office of the Administrative Agent) on the date specified in each Notice of Borrowing relating to any other Loans, each Lender with a Commitment under the applicable Facility relating to such Loans will make available its PRO RATA share, if any, of each Borrowing under such Facility requested to be made on such date in the manner provided below. All amounts relating to any Borrowing by the Borrower shall be made available to the Administrative Agent in U.S. dollars or the applicable Alternative Currency and immediately available funds at the Administrative Agent's Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at such Payment Office, or at such other account in another financial institution designated by the Borrower to the Administrative Agent, the aggregate of the amounts so made available in the currency and type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent.
The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (x) if paid by such Lender, at the overnight Federal Funds Effective Rate, in the case of any Loan denominated in Dollars, or at the weighted average overnite or weekend borrowing rate for immediately available and freely transferrable funds in the applicable Alternative Currency which is offered to the Administrative Agent in the international markets, in the case of any General Revolving Loan denominated in an Alternative Currency, or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with section 2.8, for the respective Loan (but without any requirement to pay any amounts in respect thereof pursuant to section 2.11).

     (b   Nothing herein and no subsequent termination of the Commitments pursuant to section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.5. REFUNDING OF, OR PARTICIPATION IN, SWING LINE REVOLVING LOANS.  (a)
If any Event of Default exists, the Swing Line Lender may, in its sole and absolute discretion, direct that the Swing Line Revolving Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a "NOTICE OF SWING LINE REFUNDING"). Promptly upon receipt of a Notice of Swing Line Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with General Revolving Commitments and, unless an Event of Default specified in section 10.1(g) in respect of the Borrower has occurred, also to the Borrower. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Borrower of a Notice of Borrowing requesting General Revolving Loans consisting of Prime Rate Loans in the amount of the Swing Line Revolving Loans to which it relates. Each Lender with a General Revolving Commitment (including the Swing Line Lender, in its capacity as a Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in section 6.2 hereof or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (b) below) to make a General Revolving Loan to the Borrower in an amount equal to such Lender's General Revolving Facility Percentage of the aggregate amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding relates. Each such Lender shall make the amount of such General Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such General Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding related. The Borrower irrevocably and unconditionally agrees that, notwithstanding anything to the contrary contained in this Agreement, General Revolving Loans made as herein provided in response to a Notice of Swing Line Refunding shall constitute General Revolving Loans hereunder consisting of Prime Rate Loans.

     (b   If prior to the time a General Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Refunding, any of the events specified in section 10.1(g) shall have occurred in respect of the Borrower or one or more of the Lenders with General Revolving Commitments shall determine that it is legally prohibited from making a General Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than the Swing Line Lender) so prohibited, as the case may be, shall, on the date such General Revolving Loan would have been made by it (the "PURCHASE DATE"), purchase an undivided participating interest in the outstanding Swing Line Revolving Loans to which such Notice of Swing Line Refunding related, in an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to such Lender's General Revolving Facility Percentage of such Swing Line Revolving Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender's Swing Line Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender's receipt of the funds from, and evidencing such Lender's participating interest in such Swing Line Revolving Loans and its Swing Line Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Line Participation Amount is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.

     (c   Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Borrower on account of the related Swing Line Revolving Loans, the Swing Line Lender will promptly distribute to such Lender its General Revolving Facility Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

     (d   Each Lender's obligation to make General Revolving Loans and/or to purchase participations in connection with a Notice of Swing Line Refunding (which shall in all events be within such Lender's Unutilized General Revolving Commitment, taking into account all outstanding participations in connection with Swing Line Refundings) shall be subject to the conditions that:

          (i   such Lender shall have received a Notice of Swing Line Refunding complying with the provisions hereof, and

          (ii   at the time the Swing Line Revolving Loans which are the subject of such Notice of Swing Line Refunding were made, the Swing Line Lender had
     (x) no knowledge that any Default under section 10.1(a) had occurred and was continuing, and (y) no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Credit Party, or any other person, or any Credit Party may have against any Lender or other person, as the case may be, for any reason whatsoever; (B0 the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon the Borrower; (D) any breach of any Credit Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

     2.6. NOTES; LOAN ACCOUNTS. (A FORMS OF NOTES. The Borrower's obligation to pay the principal of, and interest on, the General Revolving Loans made to it by each Lender with a General Revolving Commitment shall be evidenced by a promissory note of such Borrower substantially in the form of Exhibit A-1 (each a "GENERAL REVOLVING NOTE" and, collectively, the "GENERAL REVOLVING NOTES"). The Borrower's obligation to pay the principal of, and interest on, the Swing Line Revolving Loans made to it by the Swing Line Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith (the "SWING LINE REVOLVING NOTE").

     (B   GENERAL REVOLVING NOTES.   The General Revolving Note issued by the
Borrower to a Lender with a General Revolving Commitment shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the date of any General Revolving Loan evidenced thereby; (iii) be payable in the principal amount of General Revolving Loans evidenced thereby;
(iv) mature on the Maturity Date; (v) bear interest as provided in section 2.8 in respect of the Prime Rate Loans or Eurocurrency Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (C   SWING LINE REVOLVING NOTE.  The Swing Line Revolving Note issued by the Borrower to the Swing Line Lender shall: (i) be executed by the Borrower;
(ii) be payable to the order of the Swing Line Lender and be dated on or prior to the date of any Swing Line Revolving Loan evidenced thereby; (iii) be in a stated principal amount equal to the Swing Line Revolving Commitment of the Swing Line Lender; (iv) be payable in the principal amount of Swing Line Revolving Loans evidenced thereby; (v) mature as to any Swing Line Revolving Loan evidenced thereby on the maturity date, not later than 30 days following the date such Swing Line Revolving Loan was made, specified in the applicable Notice of Borrowing; (vi) bear interest as provided in section 2.8 in respect of the Prime Rate Loans or Money Market Rate Loans, as the case may be, evidenced thereby; (vii) be subject to mandatory prepayment as provided in section 5.2; and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (D   LOAN ACCOUNTS OF LENDERS.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (E   LOAN ACCOUNTS OF ADMINISTRATIVE AGENT.  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, the particular Facility under which such Loan was made, and (to the extent applicable) the Interest Period if such Loan is a Eurodollar Loan, or the Quoted Rate and maturity thereof if such Loan is a Money Market Rate Loan, (ii) the amount of any principal due and payable or to become due and payable from the Lender to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (F   EFFECT OF LOAN ACCOUNTS, ETC.   The entries made in the accounts
maintained pursuant to section 2.6(d) and (e) shall be PRIMA FACIE evidence of the existence and amounts and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay or prepay the Loans in accordance with the terms of this Agreement.

     (g   ENDORSEMENTS OF AMOUNTS ON NOTES PRIOR TO TRANSFER.  Each Lender will, prior to any transfer of any of the Notes issued to it by the Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

     2.7. VOLUNTARY CONVERSION OF DOLLAR DENOMINATED GENERAL REVOLVING LOANS; REDENOMINATION OF GENERAL REVOLVING LOANS. (a) The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of its General Revolving Loans denominated in Dollars of one Type owing by it pursuant to the General Revolving Facility into a Borrowing or Borrowings pursuant to the same Facility of the other Type of Loans denominated in Dollars which can be made pursuant to such Facility, PROVIDED that: (i) no partial conversion of a Borrowing of Eurocurrency Loans shall reduce the outstanding principal amount of the Eurocurrency Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto; (ii) any conversion of Eurocurrency Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurocurrency Loans; (iii) Prime Rate Loans may only be converted into Eurocurrency Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the conversion unless the Required Lenders otherwise agree; and (iv) Borrowings of Eurocurrency Loans resulting from this section 2.7 shall conform to the requirements of section 2.2. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (local time at such Notice Office), at least three Business Days', in the case of conversion into Eurodollar Loans (or prior to 11:00 A.M. (local time at such Notice Office) same Business Day's, in the case of a conversion into Prime Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF Conversion"), substantially in the form of Exhibit B-2, specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurocurrency Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any General Revolving Loans out of the proceeds of other General Revolving Loans by the Borrower is not considered a conversion of such General Revolving Loans into other General Revolving Loans.


     (b   The Borrower may, upon notice given to the Administrative Agent at least three Business Days prior to the date of the proposed Redenomination, request that all General Revolving Loans comprising the same Borrowing by the Borrower be Redenominated from Dollars into an Alternative Currency or from an Alternative Currency into Dollars or another Alternative Currency; PROVIDED, HOWEVER, that any Redenomination of Eurocurrency Loans shall be made on, and only on, the last day of an Interest Period for such Loans; and PROVIDED, FURTHER, that no Redenomination shall be made if at the time thereof a Default under section 10.1(a) or Event of Default shall have occurred and be continuing unless the Required Lenders otherwise agree. Each such notice of request of a Redenomination (a "NOTICE OF REDENOMINATION") shall be by telecopier, telex or cable (confirmed immediately in writing if so requested by the Administrative Agent), in substantially the form of Exhibit B-4 hereto, specifying (i) the amount and currency of the General Revolving Loans comprising the specific Borrowing to be Redenominated, (ii the date of the proposed Redenomination, (iii) the currency into which such Loans are to be Redenominated, and (iv if such Loans as so Redenominated are to be Eurocurrency Loans, the duration of the Interest Period for such Loans upon being so Redenominated. The Administrative Agent shall promptly notify each affected Lender of any such requested Redenomination. In the case of a Notice of Redenomination which requests a Redenomination of Loans into an Alternative Currency, such Redenomination is subject to (x) if it involves a Redenomination into an Alternative Currency described in clause (i) or (ii) of the definition of the term Alternative Currency, the confirmation by the Administrative Agent to the Borrower that such Alternative Currency is readily and freely transferable and convertible into Dollars, or (y) if it involves a Redenomination into an Alternative Currency described in clause (iii) of the definition of the term Alternative Currency, the willingness of each Lender which has a General Revolving Commitment to effect such Redenomination. If any affected Lender has not, by 2:00 P.M. (local time at the Notice Office) on the second Business Day before the requested date of such Redenomination, notified the Administrative

Agent that a particular requested Redenomination is not acceptable to it, such requested Redenomination shall be conclusively presumed to be acceptable to it. Any objection by a Lender to a requested Redenomination shall be notified immediately by the Administrative Agent to the Borrower. If any affected Lender shall have so notified the Administrative Agent of its objection to a requested Redenomination, or if the Administrative Agent shall have confirmed to the Borrower that the Alternative Currency involved in such Redenomination is not readily and freely transferable and convertible into Dollars, the requested Redenomination will not occur and the Administrative Agent shall promptly notify the Borrower and each affected Lender that a Lender is unwilling to make such requested Redenomination and that the requested Redenomination will not occur. If no affected Lender shall have so provided to the Administrative Agent notice of its unwillingness to effect a requested Redenomination or if such Notice of Redenomination requests a Redenomination of Loans into Dollars, each General Revolving Loan so requested to be Redenominated will be Redenominated, on the date specified therefor in such Notice of Redenomination, into an equivalent amount thereof in the currency requested in such Notice of Redenomination, such equivalent amount to be determined on such date by the Administrative Agent in accordance with section 1.5, and in the case of any such General Revolving Loan being so Redenominated which will be a Eurocurrency Loan, such Eurocurrency Loan will have an initial Interest Period as requested in such Notice of Redenomination.

         2.8. INTEREST. (a) INTEREST ON PRIME RATE LOANS. The unpaid principal amount of each General Revolving Loan or Swing Line Revolving Loan which is a Prime Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time.

         (b   INTEREST ON EUROCURRENCY LOANS. The unpaid principal amount of each General Revolving Loan which is a Eurocurrency Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurocurrency Margin (as defined below) for such Eurocurrency Loan PLUS the relevant Eurocurrency Rate.

         (c   INTEREST ON MONEY MARKET RATE LOANS. The unpaid principal amount of each Swing Line Revolving Loan which is a Money Market Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at the rate per annum which shall be equal to the Quoted Rate therefor.

         (d   DEFAULT INTEREST. Notwithstanding the above provisions, if a
Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a rate per annum equal to the Prime Rate in effect from time to time PLUS 2% per annum. If any amount (other than the principal of and interest on the Loans) payable by the Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a rate per annum equal to the Prime Rate in effect from time to time PLUS 2% per annum.

         (e   ACCRUAL AND PAYMENT OF INTEREST. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable:

                  (i in the case of any Swing Line Revolving Loan, (A) at the maturity date thereof, which shall in no event exceed 30 days, (B) on any prepayment (on the amount prepaid), and (C) after maturity (whether by acceleration or otherwise), on demand; and

                  (ii in the case of any General Revolving Loan, (A) which is a Prime Rate Loan, quarterly in arrears on the last Business Day of March, June, September and December, (B) which is a Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (C) on any repayment, prepayment, conversion or Redenomination (on the amount repaid, prepaid, converted or Redenominated), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (f   COMPUTATIONS OF INTEREST. All computations of interest hereunder shall be made in accordance with section 12.7(b).

         (g   INFORMATION AS TO INTEREST RATES. Each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Eurocurrency Rate for any Borrowing consisting of Eurocurrency Loans. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Eurocurrency Rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Borrower and the affected Lenders thereof.

         (h   APPLICABLE EUROCURRENCY MARGIN. As used herein, the term
"APPLICABLE EUROCURRENCY MARGIN", as applied to any General Revolving Loan which is a Eurocurrency Loan, means the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA and such Pricing Grid Table, and the following provisions:

                  (i   Initially, until changed hereunder in accordance with the
         following provisions, the Applicable Eurocurrency Margin for General Revolving Loans will be 40 basis points per annum.

                  (ii Commencing with the fiscal quarter of the Borrower ended on or nearest to June 30, 1998, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Eurocurrency Margin for any Eurocurrency Loan in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended on the last day of the fiscal quarter, and identified in such Table. Changes in the Applicable Eurocurrency Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                  (iii Notwithstanding the above provisions, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (B) a Default under section 10.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, the Applicable Eurocurrency Margin shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

                  (iv Any changes in the Applicable Eurocurrency Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.8(h) shall be conclusive and binding absent manifest error.


                              PRICING GRID TABLE
                          (EXPRESSED IN BASIS POINTS)

----------------------------------------- ----------------------------------- -------------------------------------
RATIO OF                                  APPLICABLE
CONSOLIDATED TOTAL DEBT                   EUROCURRENCY MARGIN
TO                                        FOR                                 APPLICABLE
CONSOLIDATED EBITDA                       GENERAL REVOLVING LOANS             FACILITY FEE RATE

----------------------------------------- ----------------------------------- -------------------------------------
----------------------------------------- ----------------------------------- -------------------------------------

----------------------------------------- ----------------------------------- -------------------------------------
RATIO OF                                  APPLICABLE
CONSOLIDATED TOTAL DEBT                   EUROCURRENCY MARGIN
TO                                        FOR                                 APPLICABLE
CONSOLIDATED EBITDA                       GENERAL REVOLVING LOANS             FACILITY FEE RATE
----------------------------------------- ----------------------------------- -------------------------------------
greater than 3.00 to 1.00                            100.00                               25.00
----------------------------------------- ----------------------------------- -------------------------------------
greater than or equal to 2.50 to 1.00
but less than or equal to 3.00 to 1.00                75.00                               25.00
----------------------------------------- ----------------------------------- -------------------------------------
greater than or equal to 1.75 to 1.00
but less than 2.50 to 1.00                            62.50                               12.50
----------------------------------------- ----------------------------------- -------------------------------------
greater than or equal to 1.00 to 1.00
but less than 1.75 to 1.00                            50.00                               12.50
----------------------------------------- ----------------------------------- -------------------------------------
less than 1.00 to 1.00                                40.00                               10.00
----------------------------------------- ----------------------------------- -------------------------------------

         2.9. INTEREST PERIODS. (a) At the time the Borrower gives a Notice of Borrowing, Notice of Conversion or Notice of Redenomination in respect of the making of, conversion into, or Redenomination of, a Borrowing of Eurocurrency Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurocurrency Loans, it shall have the right to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                  (i   the initial Interest Period for any Borrowing of
         Eurocurrency Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Prime Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv no Interest Period for any Eurocurrency Loan may be selected which would end after the Maturity Date; and

                  (v   no Interest Period may be elected at any time when a
         Default under section 10.1(a) or an Event of Default is then in existence unless the Required Lenders otherwise agree.

         (b    If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurocurrency Loans as provided above, (i) in the case of any such Eurocurrency Loans which are denominated in Dollars, the Borrower shall be deemed to have elected to convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period, and (ii) in the case of any such Eurocurrency Loans which are denominated in an Alternative Currency, the Borrower shall be deemed to have elected effective as of the expiration date of such current Interest Period to Redenominate such Loans from the applicable Alternative Currency into an equivalent amount thereof in Dollars, such equivalent amount to be determined on such date by the Administrative Agent in accordance with section 1.5, and to treat such Loans as so Redenominated as Prime Rate Loans.

         2.10. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

               (i) on any date for determining the Eurocurrency Rate for Eurocurrency Loans denominated in Dollars or in an Alternative Currency for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

               (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurocurrency Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurocurrency Rate pursuant to the definition thereof), and/or (y) other circumstances adversely affecting the interbank Eurocurrency market or the position of such Lender in such market; or

               (iii) at any time, that the making or continuance of any Eurocurrency Loan denominated in Dollars or in an Alternative Currency has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurocurrency market;

THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other applicable Lenders). Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available in the applicable currency until such time as the Administrative Agent notifies the Borrower and the applicable Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Conversion or Notice of Redenomination given by the Borrower with respect to Eurocurrency Loans denominated in such currency which have not yet been incurred, converted or Redenominated shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurocurrency Loan denominated in Dollars or an Alternative Currency is affected by the circumstances described in section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurocurrency Loan affected pursuant to section 2.10(a)(iii) the Borrower shall) either (i) if the affected Eurocurrency Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing if requested) thereof on the same date that the Borrower was notified by a Lender pursuant to section 2.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurocurrency Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to convert each such Eurocurrency Loan denominated in Dollars into a Prime Rate Loan, or require the affected Lender to Redenominate each such Eurocurrency Loan denominated in an Alternative Currency into a Prime Rate Loan denominated in Dollars, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.10(b).

         (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), THEN from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this section 2.10(c) upon the subsequent receipt of such notice.

         (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.10, 3.5 or 5.4 for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.10(c) or payment or reimbursement of other amounts under section 3.5 or 5.4 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

         2.11. BREAKAGE COMPENSATION. The Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurocurrency Loans or Money Market Rate Loans) which such Lender may sustain:
(i) if for any reason (other than a default by such Lender or the Administrative Agent), (A) a Borrowing of Eurocurrency Loans by the Borrower does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Notice of Redenomination (whether or not rescinded or withdrawn by or on behalf of the Borrower or deemed rescinded or withdrawn pursuant to section 2.10(a)), or (B) a Borrowing of Money Market Rate Loans by the Borrower does not occur on a date specified therefor in a Notice of Borrowing; (ii) if any repayment, prepayment, conversion or Redenomination of any of its Eurocurrency Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any repayment or prepayment of any of the Borrower's Money Market Rate Loans occurs on a date which is not the maturity date thereof; (iv) if any prepayment of any of its Eurocurrency Loans or Money Market Rate Loans, as the case may be, is not made on any date specified in a notice of prepayment given by the Borrower; (v) if such Lender transfers its Eurocurrency Loans pursuant to a request by the Borrower under section 2.12(b) hereof; or (vi) as a consequence of (x) any other default by the Borrower to repay its Eurocurrency Loans or Money Market Rate Loans, as the case may be, when required by the terms of this Agreement or (y) an election made pursuant to section 2.10(b).

         2.12. CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.10(a)(ii) or (iii), 2.10(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

         (b) If any Lender requests any compensation, reimbursement or other payment under section 2.10(a)(ii) or (iii), 2.10(c) or 3.5 with respect to such Lender, or if the Borrower is required to pay any additional amount to any Lender or governmental authority pursuant to section 5.4, or if any Lender is a Defaulting Lender, THEN the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 12.4(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under section 2.11 hereof), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.10(a)(ii) or
(iii), 2.10(c) or 3.5 with respect to such Lender, or resulting from any required payments to any Lender or governmental authority pursuant to section 5.4, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         (c) Nothing in this section 2.12 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in section 2.10,
3.5 or 5.4.

         2.13. EUROPEAN ECONOMIC AND MONETARY UNION. The applicable provisions of the foregoing section 2 and the other provisions of this Agreement which relate to Alternative Currencies are subject to the following provisions:

         (a) DEFINITIONS. In this section 2.13 and in each other provision of this Agreement to which reference is made expressly or impliedly, the following terms have the meanings given to them in this section 2.13:


                "COMMENCEMENT OF THE THIRD STAGE OF EMU" shall mean the date of commencement of the third stage of EMU (at the date hereof expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

                  "EMU" shall mean the economic and monetary union as contemplated by the Treaty on European Union.

                  "EMU LEGISLATION" shall mean legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

                  "EURO" shall mean the single currency of participating member states of the European Union.

                  "EURO UNIT" shall mean the currency unit of one euro.

                  "NATIONAL CURRENCY UNIT" shall mean the unit of currency (other than a euro unit) of a participating member state.

                  "PARTICIPATING MEMBER STATE" shall mean each state so described in any EMU legislation.

                  "TREATY ON EUROPEAN UNION" shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed in Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

         (b) EFFECTIVENESS OF PROVISIONS. The provisions of paragraphs (c) to
(j) below (inclusive) shall be effective at and from the time commencement of the third stage of EMU, PROVIDED, that, if and to the extent that any such provision relates to any state (or currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

         (c) REDENOMINATION AND ALTERNATIVE CURRENCIES. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit or a participating member state shall be Redenominated into the euro unit in accordance with the EMU legislation, PROVIDED, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay such amount either in the euro unit or in such national currency unit.

         (d) LOANS. Any Loan in the currency of a participating member state shall be made in the euro unit.

         (e) BUSINESS DAYS. With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open for business in (i) Cleveland, Ohio; and (ii) on which prime banks in the London, England interbank market will provide quotations for deposits in the relevant currency.

         (f) PAYMENTS TO THE ADMINISTRATIVE AGENT. Sections 5.3 and 5.4 shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to the Payment Office, or such account with such bank in Frankfurt am Main, Germany (or such principal financial center in such participating member state or states as the Administrative Agent may from time to time nominate for this purpose), as the Administrative Agent shall from time to time nominate for this purpose.

         (g) PAYMENTS MADE BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a participating member state shall be paid in the euro unit.

         (h) PAYMENTS BY THE ADMINISTRATIVE AGENT GENERALLY. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to the Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account of the bank in the principal financial center in the participating member state which the Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (h), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

         (i) BASIS OF ACCRUAL. If the basis of accrual of interest or Fees expressed in this Agreement with respect to the currency of any state that becomes a participating member state shall be inconsistent with any convention or practice in the London Interbank Market or otherwise provided in this Agreement for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; PROVIDED, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

         (j) ROUNDING AND OTHER CONSEQUENTIAL CHANGES. Without prejudice and in addition to any method of conversion or rounding prescribed by EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement:

             (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

             (ii) except as expressly provided in this section 2.13, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

         (k) INCREASED COSTS. The Borrower shall from time to time, at the request of the Administrative Agent, pay to the Administrative Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the euro in any participating member state, other than any such cost or reduction or amount foregone reflected in the Eurocurrency Rate.

         SECTION 3.  LETTERS OF CREDIT.

         3.1. LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the date that is 15 Business Days prior to the Maturity Date to issue, for the account of the Borrower, any of its Subsidiaries, or any Affiliate which is at least 45% owned by the Borrower and its Subsidiaries (the Borrower, any such Subsidiary or any such Affiliate, a "LETTER OF CREDIT OBLIGOR"), and in support of worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of the Borrower or any such other Letter of Credit Obligor incurred in the ordinary course of its business, and such other standby obligations of the Borrower and the other Letter of Credit Obligors that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated and payable in Dollars or an Alternative Currency in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit (and each Existing Letter of Credit described in section 3.1(d)), a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT").

         (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all General Revolving Loans and Swing Line Revolving Loans then outstanding, an amount equal to the Total General Revolving Commitment at such time; (ii) no individual Letter of Credit (other than any Existing Letter of Credit) shall be issued which has an initial Stated Amount less than $100,000 unless such lesser Stated Amount is acceptable to the Letter of Credit Issuer; and (iii) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and Lenders (other than any Defaulting Lender) holding a majority of the Total General Revolving Commitment, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

         (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' General Revolving Facility Percentage of the Letter of Credit Outstandings; or (ii) the issuance of such Letter of Credit, taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to General Revolving Loans and Letter of Credit Outstandings in excess of its General Revolving Commitment, and the Borrower has undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to such Letter of Credit Issuer, not to thereafter incur Loans or Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to General Revolving Loans and Letter of Credit Outstandings in excess of its General Revolving Commitment.

         (d) Annex VI hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Effective Date (each, an "EXISTING LETTER OF CREDIT") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of section 3.4(a), on the Closing Date, and the Borrower, the Administrative Agent and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

         3.2. LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-3, or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 12:00 noon (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "LETTER OF CREDIT REQUEST"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "LETTER OF CREDIT DOCUMENTS". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

         (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each applicable Lender and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by Letters of Credit issued by such Letter of Credit Issuer.

         3.3. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse (or cause any Letter of Credit Obligor for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Borrower (or any such other Letter of Credit Obligor for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Borrower (or such other Letter of Credit Obligor) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars (and in the amount which is the Dollar equivalent of any such payment or disbursement made or denominated in an Alternative Currency), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to General Revolving Loans which are Prime Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), any such interest also to be payable on demand.

         (b) The Borrower's obligation under this section 3.3 to reimburse, or cause another Letter of Credit Obligor to reimburse, each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Letter of Credit Obligor may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, PROVIDED, HOWEVER that the Borrower shall not be obligated to reimburse, or cause another Letter of Credit Obligor to reimburse, a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

         3.4. LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit (and on the Closing Date with respect to any Existing Letter of Credit), such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender with a Commitment under the General Revolving Facility, and each such Lender (each a "PARTICIPANT") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's General Revolving Facility Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 4.1(b) and the Participants shall have no right to receive any portion of any fees of the nature contemplated by section 4.1(c)), the obligations of any Letter of Credit Obligor under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the General Revolving Commitments of the Lenders pursuant to section 12.4(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this section 3.4 to reflect the new General Revolving Facility Percentages of the assigning and assignee Lender.

         (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

         (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed (or caused any applicable Letter of Credit Obligor to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 3.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's General Revolving Facility Percentage of such payment in U.S. Dollars (the Administrative Agent having determined in the case of any payment by a Letter of Credit Issuer made in an Alternative Currency the equivalent thereof in Dollars) and in same day funds, PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Administrative Agent its General Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such Participant's General Revolving Facility Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its General Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its General Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its General Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's General Revolving Facility Percentage of any such payment.

         (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to section 3.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its General Revolving Facility Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's General Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

         (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

               (ii) the existence of any claim, set-off defense or other right which the Borrower (or any other Letter of Credit Obligor) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower (or any other Letter of Credit Obligor) and the beneficiary named in any such Letter of Credit), other than any claim which the Borrower (or any other Letter of Credit Obligor which is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or wilful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

               (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit
         Documents: or

               (v)   the occurrence of any Default or Event of Default.

         (f) To the extent the Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective General Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, PROVIDED that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

         3.5. INCREASED COSTS. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such

Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 3.5. Reference is hereby made to the provisions of section 2.10(d) for certain limitations upon the rights of a Letter of Credit Issuer or Lender under this section.

         3.6. GUARANTY OF LETTER OF CREDIT OBLIGATIONS OF OTHER LETTER OF CREDIT OBLIGORS. (a) The Borrower hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment of the Obligations of each Other Letter of Credit Obligor under each Letter of Credit Document to which such Other Letter of Credit Obligor is now or hereafter becomes a party. Upon failure by any such Other Letter of Credit Obligor to pay punctually any such amount, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

         (b) As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Borrower under section 3.6(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

         (c) The obligations of the Borrower under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

               (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any Other Letter of Credit Obligor under any Letter of Credit Document, by operation of law or otherwise;

               (ii) any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

               (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement, any Note or any other Credit Document or of any Other Letter of Credit Obligor under any Letter of Credit Document;

               (iv) any change in the corporate existence, structure or ownership of any Other Letter of Credit Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Other Letter of Credit Obligor or its assets or any resulting release or discharge of any obligation of any Other Letter of Credit Obligor contained in any Letter of Credit Document;

               (v) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Other Letter of Credit Obligor, the Administrative Agent, any Lender or any other person, whether in connection herewith or any unrelated transactions;

               (vi) any invalidity or unenforceability relating to or against any Other Letter of Credit Obligor for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Other Letter of Credit Obligor of any Obligations in respect of any Letter of Credit; or

               (vii) any other act or omission to act or delay of any kind by any Other Letter of Credit Obligor, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations under this section.

         (d) The Borrower's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Credit Documents and by any Other Letter of Credit Obligor under the Letter of Credit Documents shall have been paid in full. If at any time any payment of any of the Obligations of any Other Letter of Credit Obligor in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Other Letter of Credit Obligor, the Borrower's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         (e) The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Other Letter of Credit Obligor or any other person, or against any collateral or guaranty of any other person.

         (f) Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any Other Letter of Credit Obligor with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Other Letter of Credit Obligor in respect thereof.

         (g) In the event that acceleration of the time for payment of any amount payable by any Other Letter of Credit Obligor under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such Other Letter of Credit Obligor, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Borrower under this section forthwith on demand by the Administrative Agent.

         SECTION 4.   FEES; COMMITMENTS.

         4.1.  FEES.   (a) FACILITY FEE. (i) The Borrower agrees to pay to the
Administrative Agent a Facility Fee ("FACILITY FEE") for the account of each Non-Defaulting Lender which has a General Revolving Commitment for the period from and including the Effective Date to but not including the date the Total General Revolving Commitment has been terminated, which, for any such Lender, shall be computed on the daily amount of the General Revolving Commitment of such Lender, whether used or unused, at the Applicable Facility Fee Rate, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Maturity Date, commencing with the last Business Day of September 1998 for the period from the Effective Date to such date.

         (ii) As used herein, the term "APPLICABLE FACILITY FEE RATE" means the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears in section 2.8(h), based on the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA and such Pricing Grid Table, and the following provisions:

               (A) Initially, until changed hereunder in accordance with the following provisions, the Applicable Facility Fee Rate will be 10 basis points per annum.

               (B) Commencing with the fiscal quarter of the Borrower ended on or nearest to June 30, 1998, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Facility Fee Rate in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended on the last day of the fiscal quarter, and identified in such Table. Changes in the Applicable Facility Fee Rate based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

               (C) Notwithstanding the above provisions, during any period when (1) the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (2) a Default under section 10.1(a) has occurred and is continuing, or (3) an Event of Default has occurred and is continuing, the Applicable Facility Fee Rate shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

               (D) Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 4.1(a) shall be conclusive and binding absent manifest error.

         (b) LETTER OF CREDIT FEES. The Borrower agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender which has a General Revolving Commitment, PRO RATA on the basis of its General Revolving Facility Percentage, a fee in respect of each Letter of Credit (the "LETTER OF CREDIT FEE"), computed for each day at the rate per annum equal to the Applicable Eurocurrency Margin then in effect, on the Stated Amount of all Letters of Credit outstanding on such day. Accrued Letter of Credit Fees shall be payable on the last Business Day of each March, June, September and December and on the date on which the Total General Revolving Commitment is terminated. Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, the Borrower will pay to the Administrative Agent, on demand, for the account of each Non-Defaulting Lender which has a General Revolving Commitment, PRO RATA on the basis of its General Revolving Facility Percentage, an additional Letter of Credit Fee for each outstanding Letter of Credit, computed at 2% per annum above the then prevailing rate for the Letter of Credit Fee on the Stated Amount of such outstanding Letter of Credit for the period such Default or Event of Default is in existence.

         (c) FACING FEE. The Borrower agrees to pay directly to each Letter of Credit Issuer, for its own account, a fee in respect of all Letters of Credit issued by it (a "FACING FEE"), computed for each day at 1/8 of 1% per annum on the Stated Amount of all Letters of Credit outstanding on such day. Accrued Facing Fees shall be payable on the last Business Day of each March, June, September and December on the date on which the Total General Revolving Commitment is terminated.

         (d) ADDITIONAL CHARGES OF LETTER OF CREDIT ISSUER. The Borrower agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing, amendment, extension, renewal or transfer be the administrative or processing charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

         (e) OTHER FEES. The Borrower shall pay to the Administrative Agent on the Effective Date and thereafter for its own account and/or for distribution to the Lenders such fees as heretofore agreed by the Borrower and the Administrative Agent.

         (f) COMPUTATIONS OF FEES. All computations of Fees shall be made in accordance with section 12.7(b).

         4.2. VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the affected Lenders), the Borrower shall have the right, without premium or penalty, to:

               (a) terminate the Total Commitment, PROVIDED that (i) all outstanding Loans are contemporaneously prepaid in accordance with section 5.1, and (ii) either (A) no Letters of Credit remain outstanding, or (B) the Borrower shall contemporaneously either (x) cause all outstanding Letters of Credit to be surrendered for cancellation, or (y) if all of the Lenders with General Revolving Commitments are, in their discretion, willing to permit Letters of Credit to remain outstanding if supported by letters of credit issued by other financial institutions, cause one or more financial institutions, acceptable to the Required Lenders, to issue letters of credit, satisfactory to the Administrative Agent, in favor of the Administrative Agent, supporting the Letters of Credit remaining outstanding hereunder, or (z) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations);

               (b) terminate the Swing Line Revolving Commitment, PROVIDED that all outstanding Swing Line Revolving Loans are contemporaneously prepaid in accordance with section 5.1;

               (c) partially and permanently reduce the Unutilized Total General Revolving Commitment, PROVIDED that (i) any such reduction shall apply to proportionately and permanently reduce the General Revolving Commitment of each of the Lenders; (ii) any partial reduction of the Unutilized Total General Revolving Commitment pursuant to this section 4.2(c) shall be in the amount of at least $10,000,000 (or, if greater, in integral multiples of $1,000,000); and (iii) after giving effect to any such partial reduction of the Unutilized Total General Revolving Commitment, the Total General Revolving Commitment then in effect shall exceed the Swing Line Revolving Commitment then in effect by at least $10,000,000; and/or

               (d) partially and permanently reduce the Unutilized Swing Line Revolving Commitment, PROVIDED that any partial reduction of the Unutilized Swing Line Revolving Commitment pursuant to this section 4.2(d) shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $1,000,000).

         4.3. MANDATORY TERMINATION OF COMMITMENTS, ETC. (a) The Total Commitment (and the Commitment of each Lender) shall terminate on August 15, 1998, unless the Closing Date has occurred on or prior to such date.

         (b) The Total Commitment shall terminate (and the Commitment of each Lender shall terminate) on the date on which a Change of Control occurs.

         4.4. EXTENSION OF MATURITY DATE. At any time after January 1, 2001, and during the 30 day period following delivery by the Borrower pursuant to section 8.1(a) of its consolidated financial statements for its fiscal year most recently ended, and annually thereafter during the 30 day period following delivery by the Borrower of its consolidated financial statements pursuant to section 8.1(a), the Borrower may request the Administrative Agent to determine if all of the Lenders are then willing to extend the Maturity Date for a single additional year. If the Borrower so requests, the Administrative Agent will so advise such Lenders. If all of such Lenders in their sole discretion are all willing to so extend the Maturity Date, after taking into account such considerations as any such

Lender may deem relevant, the Borrower, the Administrative Agent and all of such Lenders shall execute and deliver a definitive written instrument so extending the Maturity Date. No such extension of the Maturity Date shall be valid or effective for any purpose unless such definitive written instrument is so signed and delivered within 60 days following the giving by the Administrative Agent of notice to the Lenders that the Borrower has requested such an extension.

         SECTION 5.  PAYMENTS.

         5.1. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay any of its Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions:

                  (a) the Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurocurrency Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                      (x) 11:00 A.M. (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurocurrency Loans, or

                      (y) 12:00 noon (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Prime Rate Loans or Money Market Rate Loans,

         and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

                  (b) in the case of prepayment of any Borrowings under the General Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least:

                      (i) $1,000,000 or an integral multiple of $500,000 in excess thereof, in the case of Prime Rate Loans,

                      (ii) $1,000,000 or an integral multiple of $500,000 in excess thereof, in the case of Eurocurrency Loans denominated in Dollars, and

                      (iii) the substantial equivalent of $1,000,000 or an
                  integral multiple of the substantial equivalent of $500,000 in excess thereof, in the case of Eurocurrency Loans denominated in an Alternative Currency;

                  (c) in the case of prepayment of any Borrowings under the Swing Line Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $100,000 or an integral multiple of $50,000 in excess thereof;

                  (d) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

                  (e) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and

                  (f) each prepayment of Eurocurrency Loans or Money Market Rate Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto, in the case of

         Eurocurrency Loans, or the maturity date thereof, in the case of Money Market Rate Loans, shall be accompanied by any amounts payable in respect thereof under section 2.11.

         5.2. MANDATORY PREPAYMENTS. The Loans shall be subject to mandatory prepayment in accordance with the following provisions:

                  (a) IF OUTSTANDING GENERAL REVOLVING LOANS AND LETTER OF CREDIT OUTSTANDINGS EXCEED TOTAL GENERAL REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of General Revolving Loans PLUS (ii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total General Revolving Commitment as then in effect, the Borrower shall prepay on such date that principal amount of General Revolving Loans and, after General Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of General Revolving Loans to the requirements as to the amounts of partial prepayments of General Revolving Loans which are contained in section 5.1. If, after giving effect to the prepayment of General Revolving Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total General Revolving Commitment as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

                  (b) IF OUTSTANDING SWING LINE REVOLVING LOANS EXCEED UNUTILIZED TOTAL GENERAL REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds the Unutilized Total General Revolving Commitment as then in effect, the Borrower shall prepay on such date Swing Line Revolving Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Revolving Loans to the requirements as to the amounts of partial prepayments of Swing Line Revolving Loans which are contained in section 5.1.

                  (c) IF OUTSTANDING SWING LINE REVOLVING LOANS EXCEED SWING LINE REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds the Swing Line Revolving Commitment at such time, the Borrower shall prepay on such date Swing Line Revolving Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Revolving Loans to the requirements as to the amounts of partial prepayments of Swing Line Revolving Loans which are contained in section 5.1.

                  (d) IF OUTSTANDING GENERAL REVOLVING LOANS DENOMINATED IN ALTERNATIVE CURRENCIES EXCEED ALTERNATIVE CURRENCY SUBLIMIT. If on any date (after giving effect to any other payments on such date) the U.S. Dollar equivalent of the aggregate outstanding principal amount of General Revolving Loans denominated in Alternative Currencies exceeds the Alternative Currency Sublimit, the Borrower shall prepay on such date General Revolving Loans denominated in Alternative Currencies in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of General Revolving Loans to the requirements as to the amounts of partial prepayments of General Revolving Loans which are contained in section 5.1.

                  (e) CHANGE OF CONTROL. On the date of which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, shall become due and payable and shall be prepaid in full, and the Borrower shall contemporaneously either (i) cause all outstanding Letters of Credit to be surrendered for cancellation, or (ii) if all of the Lenders with General Revolving Commitments are, in their discretion, willing to permit Letters of Credit to remain outstanding if supported by letters of credit issued by other financial institutions, cause one or more financial institutions, acceptable to the Required Lenders, to issue letters of credit, satisfactory to the Administrative Agent, in favor of the Administrative Agent, supporting the Letters of Credit remaining outstanding hereunder, or (iii) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

                  (f) PARTICULAR LOANS TO BE PREPAID. With respect to each repayment or prepayment of Loans required by this section 5.2, the Borrower shall designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, PROVIDED that (i) the Borrower shall first so designate all Loans that are Prime Rate Loans and Eurocurrency Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurocurrency Loans for repayment or prepayment, (ii) if the outstanding principal amount of Eurocurrency Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Prime Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.11. Any repayment or prepayment of Eurocurrency Loans or Money Market Rate Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.11.

         5.3. METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made at the Payment Office in immediately available funds and (i) in the case of payments of principal or interest relating to General Revolving Loans denominated in an Alternative Currency, in that Alternative Currency, and (ii) in all other cases, in lawful money of the United States of America, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         5.4. NET PAYMENTS. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in section 5.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

         (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender,
(i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "SECTION 5.4(B)(II) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b). Notwithstanding anything to the contrary contained in section 5.4(a), but subject to section 12.4(b) and the immediately succeeding sentence,
(x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to section 5.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (I) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this section 5.4(b) or (II) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this section 5.4 and except as specifically provided for in section 12.4(b), the Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in section 5.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         (c) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by the Borrower pursuant to this section, it shall promptly remit such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses; PROVIDED, that the Borrower agrees to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide the Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

         (d) Reference is hereby made to the provisions of section 2.10(d) for certain limitations upon the rights of a Lender under this section.

         SECTION 6. CONDITIONS PRECEDENT.

         6.1. CONDITIONS PRECEDENT AT CLOSING DATE. The obligation of the Lenders to make Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on the Closing Date:

              (a) EFFECTIVENESS; NOTES. On or prior to the Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender each appropriate Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

              (b) FEES, ETC. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 4.1 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

              (c) CORPORATE RESOLUTIONS AND APPROVALS. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of the Borrower, approving the Credit Documents to which the Borrower is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower of the Credit Documents to which it is or may become a party.

              (d) INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Borrower, certifying the names and true signatures of the officers of the Borrower authorized to sign the Credit Documents to which the Borrower is a party and any other documents to which the Borrower is a party which may be executed and delivered in connection herewith.

              (e)   OPINION OF COUNSEL. On the Closing Date, the
         Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Baker & Hostetler LLP, special counsel to the Borrower, substantially in the form of Exhibit C hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent.

              (f) EXISTING CREDIT AGREEMENT. Contemporaneously with the Closing Date, the Borrower shall have terminated the commitments of the lenders under its Credit Agreement, dated as of September 15, 1997, as amended, prepaid any borrowings thereunder, and if required in connection with such termination, made effective provision for any letters of credit issued thereunder to become Existing Letters of Credit deemed issued hereunder.

              (g) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

         6.2. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligations of the Lenders to make each Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

              (a) NOTICE OF BORROWING, ETC. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section 2.3 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of section 3.2 with respect to the issuance of a Letter of Credit.

              (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Loan or issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in section 6.1 or this section 6.2, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.

         SECTION 7.  REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

         7.1. CORPORATE STATUS, ETC. Each of the Borrower and its Subsidiaries
(i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         7.2. SUBSIDIARIES. Annex II hereto lists, as of the date hereof, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

         7.3. CORPORATE POWER AND AUTHORITY, ETC. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is party. The Borrower has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.4. NO VIOLATION. Neither the execution, delivery and performance by the Borrower of the Credit Documents to which it is party nor compliance with the terms and provisions thereof, nor the consummation of the loan transactions contemplated therein (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the articles of incorporation or code of regulations of the Borrower.

         7.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by the Borrower of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

         7.6. LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by the Borrower pursuant to any of the Credit Documents.

         7.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans shall be utilized for lawful purposes not inconsistent with the requirements of this Agreement.

         (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         7.8. FINANCIAL STATEMENTS, ETC. (a) The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of (i) the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of December 31, 1997 and December 31, 1996 and the related audited consolidated statements of income, shareholders' equity, and cash flows of the Borrower and its consolidated subsidiaries for the fiscal years then ended, accompanied by the report thereon of Arthur Andersen LLP; and (ii) the condensed consolidated balance sheets of the Borrower and its consolidated subsidiaries as of March 31, 1998, and the related condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the three months then ended, as included in the Borrower's Report on Form 10-Q filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect.

         (b) The Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders. The Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrower, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrower's debts; and the Borrower is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors. For purposes of this section 7.8(b), "DEBT" means any liability on a claim, and "CLAIM" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) The Borrower has delivered to the Lenders prior to the execution and delivery of this Agreement a copy of the Borrower's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended December 30, 1997, which contains a general description of the business and affairs of the Borrower and its Subsidiaries.

         7.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has been no change in the condition, business or affairs of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

         7.10. TAX RETURNS AND PAYMENTS. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

         7.11. TITLE TO PROPERTIES, ETC. The Borrower and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 9.3. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

         7.12. LAWFUL OPERATIONS, ETC. Except for known situations or incidents which are reserved for on the most recent consolidated balance sheet referred to in section 7.8 or which, if not so reserved, could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries is in full compliance with all material requirements imposed by law, whether federal or state, including (without limitation) Environmental Laws and zoning ordinances.

         7.13. ENVIRONMENTAL MATTERS. (a) The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any Environmental Laws, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

         7.14. COMPLIANCE WITH ERISA. Compliance by the Borrower with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

         7.15. INTELLECTUAL PROPERTY, ETC. The Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, EXCEPT for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         7.16. INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Borrower Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         7.17. YEAR 2000 COMPUTER MATTERS. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis the "Year 2000 Computer Issue" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Borrower reasonably believes that the "Year 2000 Computer Issue" is not reasonably likely to have a Material Adverse Effect.

         7.18. EXISTING INDEBTEDNESS. Annex III sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrower and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $1,000,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Borrower or any Subsidiary, and which will be outstanding on the Closing Date after giving effect to any Borrowing hereunder which is expected to be made on the Closing Date, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on Annex III, herein the "EXISTING INDEBTEDNESS"). The Borrower has provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed on Annex III (the "EXISTING INDEBTEDNESS AGREEMENTS").

         7.19. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

         SECTION 8.  AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

         8.1. REPORTING REQUIREMENTS. The Borrower will furnish to each Lender and the Administrative Agent:

               (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

               (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

               (c) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Borrower proposes to take with respect thereto, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.4(c), 9.4(g), 9.5(l), 9.5(m), 9.7, 9.8 and, 9.9 of this
         Agreement.

               (d) NOTICE OF DEFAULT, LITIGATION OR CERTAIN MATTERS INVOLVING MAJOR CUSTOMERS OR SUPPLIERS. Promptly, and in any event within three Business Days, in the case of clause (i) below, or five Business Days, in the case of clause (ii) or (iii) below, after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of

                     (i) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto,

                     (ii) any litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any other Credit Document, and

                     (iii) any significant adverse change (in the Borrower's
                  reasonable judgment) in the Borrower's or any Subsidiary's relationship with, or any significant event or circumstance which is in the Borrower's reasonable judgment likely to adversely affect the Borrower's or any Subsidiary's relationship with, (A) any customer (or related group of customers) representing more than 10% of the Borrower's consolidated revenues during its most recent fiscal year, or
                  (B) any supplier which is material to the operations of the Borrower and its Subsidiaries considered as an entirety.

                  (e) ERISA. Promptly, and in any event within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate on behalf of the Borrower of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                      (i) that a Reportable Event has occurred with respect to any Plan;

                      (ii) the institution of any steps by the Borrower, any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                      (iii) the institution of any steps by the Borrower or any
                  ERISA Affiliate to withdraw from any Plan;

                      (iv) the institution of any steps by the Borrower or any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $2,000,000;

                      (v) a non-exempt "prohibited transaction" within the meaning of section 406 of ERISA in connection with any Plan;

                      (vi) that a Plan has an Unfunded Current Liability exceeding $5,000,000;

                      (vii) any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or

                      (viii) the taking of any action by, or the
                  threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

                  (f) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and
         (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's or such Subsidiary's response thereto.

                  (g) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC.

                  (h) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as any Lender may reasonably request from time to time.

         8.2. BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP; and (ii) permit, upon at least 10 Business Days' notice to the Chief Financial Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), to examine the books of account of the Borrower and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

         8.3. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Borrower.

         8.4. PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Borrower will not be considered to be in default of any of the provisions of this sentence if the Borrower or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. sections 206-207) and any comparable provisions of applicable law.

         8.5. CORPORATE FRANCHISES. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, PROVIDED that any transaction permitted by section 9.2 will not constitute a breach of this section 8.5.

         8.6. GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

         8.7. COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

         8.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 8.7, the Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document. If required to do so under any applicable order of any governmental agency, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

         8.9. FISCAL YEARS, FISCAL QUARTERS. If the Borrower shall change any of its or any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary to conform to the Borrower's fiscal year and fiscal quarters), the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Borrower will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

         8.10. HEDGE AGREEMENTS, ETC. The Borrower will, and will cause each of its Subsidiaries to, enter into Hedge Agreements (i) in order to provide protection to the Borrower or any such Subsidiary from fluctuations and other changes in interest rates and currency exchange rates, as and to the extent considered reasonably necessary by the Borrower, but without exposing the Borrower or its Subsidiaries to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under all such Hedge Agreements; and (ii) in the case of any Hedge Agreement entered into after the Effective Date, only if the proposed form thereof (including any proposed pricing or other material terms) has been provided to the Administrative Agent contemporaneously with the entry into such Hedge Agreement.

         8.11. SENIOR DEBT. The Borrower will at all times ensure that (a) the claims of the Lenders in respect of the Obligations of the Borrower will not be subordinate to, and will in all respects at least rank PARI PASSU with, the claims of every other senior unsecured creditor of the Borrower, and (b) any Indebtedness subordinated in any manner to the claims of any other senior unsecured creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.

         SECTION 9.   NEGATIVE COVENANTS.

         The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

         9.1. CHANGES IN BUSINESS. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date hereof.

         9.2. CONSOLIDATION, MERGER, ACQUISITIONS, ASSET SALES, ETC. The Borrower will not, and will not permit any Subsidiary to, (1) wind up, liquidate or dissolve its affairs, (2) enter into any transaction of merger or consolidation, (3) make or otherwise effect any Acquisition, (4) sell or otherwise dispose of any of its property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted:

               (a) CERTAIN INTERCOMPANY MERGERS, ETC. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Wholly-Owned Subsidiary with or into the Borrower or another Wholly-Owned Subsidiary, so long as in any merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving or continuing or resulting corporation; (ii) the liquidation or dissolution of any Wholly-Owned Subsidiary of the Borrower; and (iii) the transfer or other disposition of any property by the Borrower to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary of the Borrower, if after giving effect thereto at least 60% of the Consolidated Total Assets of the Borrower are owned directly by the Borrower and not indirectly through Subsidiaries, shall each be permitted.

               (b) OTHER MERGERS, ETC. INVOLVING THE BORROWER. The Borrower may consolidate or merge with any other corporation, or sell, transfer or otherwise dispose of all or substantially all of the property and assets of the Borrower and its Subsidiaries to any person, if (i) the surviving, continuing or resulting corporation of such merger or consolidation (if other than the Borrower) or the acquiring person unconditionally assumes the obligations of the Borrower under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Required Lenders, (ii) no Event of Default has occurred and is continuing or would result therefrom, and (iii) no Change of Control would be occasioned thereby.

               (c) PERMITTED ACQUISITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make any Acquisition which is a Permitted Acquisition, PROVIDED that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied.

               (d) PERMITTED DISPOSITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person which is not a Subsidiary of the Borrower, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any person which is not a Subsidiary of the Borrower, or (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Borrower, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of the Borrower; PROVIDED that:

                    (A) the consideration for such transaction represents
                  fair value (as determined by management of the Borrower), and at least 75% of such consideration consists of cash,

                    (B) the aggregate consideration for all such
                  transactions completed during the then current fiscal year does not exceed an amount equal to 5% of the Borrower's Consolidated Total Assets as of the commencement of such fiscal year; and

                    (C) in the case of any such transaction involving
                  consideration in excess of $10,000,000, at least five Business Days prior to the date of completion of such transaction the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain (1) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, (2) financial information pertaining to compliance with the preceding clauses (A) and (B), (3) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction, and (4) which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto.

                  (e) LEASES. The Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Acquisitions, provided such leases are not otherwise in violation of this Agreement.

                  (f) CAPITAL EXPENDITURES: The Borrower and it Subsidiaries shall be permitted to make any Consolidated Capital Expenditures.

                  (g) PERMITTED INVESTMENTS. The Borrower and it Subsidiaries shall be permitted to make the investments permitted pursuant to section 9.5.

         9.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the foregoing restrictions shall not apply to:

                  (a) STANDARD PERMITTED LIENS:   the Standard Permitted Liens;

                  (b) EXISTING LIENS, ETC.: Liens (i) in existence on the Effective Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Effective Date described, in Annex IV, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets; and

                  (c) PURCHASE MONEY LIENS AND LIENS ON ACQUIRED PROPERTIES:
         Liens which
                      (i) are placed upon equipment or machinery or improvements to Real Property (including the associated Real Property) used in the ordinary course of business of the Borrower or any Subsidiary at the time of (or within 180 days after) the acquisition of such equipment or machinery or the completion of such improvements by the Borrower or any such Subsidiary to secure Indebtedness incurred to pay or finance all or a portion of the purchase price or other cost thereof, PROVIDED that the Lien encumbering the equipment or machinery so acquired or the Real Property so improved does not encumber any other asset of the Borrower or any such Subsidiary; or

                      (ii) are existing on property or other assets at the time
                  acquired by the Borrower or any Subsidiary or on assets of a person at the time such person first becomes a Subsidiary of the Borrower; PROVIDED that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or person by the Borrower or any of its Subsidiaries; (B) in the case of any such acquisition of a person, any such Lien attaches only to the property and assets of such person; and (C) in the case of any such acquisition of property or assets by the Borrower or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Borrower or any Subsidiary;

         PROVIDED that (1) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such Lien attaches, determined at the time of the acquisition or improvement of such property or asset or the time at which such person becomes a Subsidiary of the Borrower (except in the circumstances described in clause (ii) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence and were entered into in the ordinary course of business), and (2) the Indebtedness secured thereby is permitted by section 9.4(c).

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

         9.4. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, EXCEPT:

              (a) CREDIT DOCUMENTS: Indebtedness incurred under this Agreement and the other Credit Documents;

              (b) EXISTING INDEBTEDNESS: Existing Indebtedness; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 15% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); PROVIDED that any Existing Indebtedness identified in Annex III or otherwise referred to in section 6.1 as being intended to be refinanced by Loans incurred hereunder or otherwise retired, may not be otherwise refinanced;

              (c) PRIORITY DEBT: the following Indebtedness (collectively, "PRIORITY DEBT"):

                    (i) Indebtedness consisting of Capital Lease Obligations of the Borrower and its Subsidiaries,

                    (ii) Indebtedness secured by a Lien on any property of the Borrower or any Subsidiary, and

                    (iii) other Indebtedness of Subsidiaries of the Borrower
                  (exclusive of Indebtedness owed pursuant to any of the Credit Documents or to the Borrower or a Wholly-Owned Subsidiary of the Borrower);

         PROVIDED that at the time of any incurrence thereof after the date hereof, and after giving effect thereto, (A) the Borrower would be in compliance with sections 9.8 and 9.9, and no Event of Default shall have occurred and be continuing or would result therefrom; and (B) the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease) of Priority Debt does not exceed the amount which is equal to 10% of the Borrower's Consolidated Net Worth as of the end of the most recent fiscal period for which financial statements have been delivered to the Lenders hereunder;

                  (d) INTERCOMPANY DEBT: Indebtedness of the Borrower to any of its Subsidiaries, and Indebtedness of any of the Borrower's Subsidiaries to the Borrower or to another Subsidiary of the Borrower;

                  (e) HEDGE AGREEMENTS: Indebtedness of the Borrower and its Subsidiaries under Hedge Agreements;

                  (f) GUARANTY OBLIGATIONS: any Guaranty Obligations permitted by section 9.5; and

                  (g) ADDITIONAL UNSECURED INDEBTEDNESS: additional unsecured Indebtedness of the Borrower, PROVIDED that at the time of incurrence thereof, and after giving effect thereto, (i) the aggregate outstanding principal amount of any such unsecured Indebtedness of the Borrower is not in excess of $30,000,000; (ii) the Borrower would be in compliance with sections 9.8 and 9.9; and (iii) no Event of Default shall have occurred and be continuing or would result therefrom.

         9.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture or partnership, or (5) be or become obligated under any Guaranty Obligations (other than those which may be created in favor of the Lenders pursuant to the Credit Documents), EXCEPT:

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

                  (a) the Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

                  (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

                  (c) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (d) investments acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                  (e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

                  (f) existing loans, advances and investments in any Subsidiaries;

                  (g) to the extent not permitted by the foregoing clauses, the existing loans, advances, investments and guarantees described on Annex V hereto;

                  (h) investments of the Borrower and its Subsidiaries in Hedge Agreements;

                  (i) loans and advances by any Subsidiary of the Borrower to the Borrower, PROVIDED that the Indebtedness represented thereby constitutes Subordinated Indebtedness;

                  (j) the Acquisitions permitted by section 9.2; and loans, advances and investments of any person which are outstanding at the time such person becomes a Subsidiary of the Borrower as a result of an Acquisition permitted by section 9.2, but not any increase in the amount thereof; and

                  (k) any unsecured Guaranty Obligation incurred by the Borrower or any Subsidiary with respect to (i) Indebtedness of a Wholly-Owned Subsidiary of the Borrower which is permitted under section 9.4, or (ii) other obligations of a Wholly-Owned Subsidiary of the Borrower which are not prohibited by this Agreement;

                  (l) any other unsecured Guaranty Obligations incurred by the Borrower or any Subsidiary with respect to Indebtedness of persons who are not Subsidiaries of the Borrower, PROVIDED that at the time of incurrence thereof, and after giving effect thereto, (i) such Guaranty Obligations do not cover more than $10,000,000 aggregate outstanding principal amount (or Capitalized Lease Obligations, in the case of a Capital Lease) of Indebtedness of such other persons; (ii) the Borrower would be in compliance with sections 9.8 and 9.9; and (iii) no Event of Default shall have occurred and be continuing or would result therefrom;

                  (m) any other loans or advances to any Subsidiary or Affiliate of the Borrower made after March 31, 1998, PROVIDED that (i) at the time of making any such loan or advance no Event of Default shall have occurred and be continuing, or would result therefrom, and
         (ii) the maximum principal amount of loans and advances so made and outstanding at any time shall not exceed $50,000,000; and

                  (n) any other equity investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by the Borrower), including, without limitation, in or to Subsidiaries, Affiliates, joint ventures, or other persons, not otherwise permitted by the foregoing clauses, made after the end of the most recent fiscal quarter of the Borrower for which financial statements were furnished to the Lenders prior to the Effective Date, PROVIDED that (i) at the time of making any such investment no Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the maximum cumulative amount of investments which are so made shall not exceed an aggregate of $30,000,000.

         9.6. DIVIDENDS, ETC. The Borrower will not (x) directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in capital stock of the Borrower) or other distribution on or in respect of any capital stock of any class of the Borrower, whether by reduction of capital or otherwise, or (y) directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of any capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower) or of any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Borrower, UNLESS, immediately prior to and immediately after giving effect to any such action, (i) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, and (ii) the Borrower is in compliance with section 9.7.

         9.7. MINIMUM CONSOLIDATED NET WORTH. The Borrower will not permit its Consolidated Net Worth at any time to be less than $140,000,000, EXCEPT that
(i) effective as of the end of the Borrower's fiscal quarter ended on or nearest to September 30, 1998, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the Consolidated Net Income of the Borrower for the fiscal quarter ended on such date, if any (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit), (ii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Borrower after March 31, 1998 (other than any sale or issuance to management or employees or employee benefit plans pursuant to employee benefit plans of general application), and (iii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of the increase in Consolidated Net Worth attributable to the issuance of common stock or other equity interests subsequent to March 31, 1998 as consideration in any Acquisitions permitted under section 9.2.

         9.8. CONSOLIDATED TOTAL DEBT/CONSOLIDATED EBITDA RATIO. The Borrower will not at any time permit the ratio of (i) the amount of its Consolidated Total Debt at such time to (ii) its Consolidated EBITDA for its Testing Period most recently ended, to exceed 3.25 to 1.00.

         9.9. CONSOLIDATED TOTAL DEBT/CONSOLIDATED TOTAL CAPITAL RATIO. The Borrower will not at any time permit the ratio of (i) the amount of its Consolidated Debt at such time to (ii) its Consolidated Total Capital as of the end of the most recent fiscal period for which financial statements have been delivered to the Lenders hereunder, expressed as a percentage, to exceed 50.00% at any time.

         9.10. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Subsidiary to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, or to make loans or advances to the Borrower or any of the Borrower's other Subsidiaries, or transfer any of its property or assets to the Borrower or any of the Borrower's other Subsidiaries, EXCEPT for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under section 9.3(b) or (c),
(vi) restrictions contained in the Existing Indebtedness Agreements as in effect on the Effective Date (and any similar restrictions contained in any agreement governing any refinancing or refunding thereof not prohibited by this Agreement), (vii) customary restrictions affecting only a

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

Subsidiary of the Borrower under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to 9.4, (viii) restrictions affecting any Foreign Subsidiary of the Borrower under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to 9.4, and customary restrictions contained in "comfort" letters and guarantees of any such Indebtedness, (ix) any document relating to Indebtedness secured by a Lien permitted by section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (x) any operating lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

         9.11. PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of the Borrower or its Subsidiaries which has an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease) greater than $1,000,000 (other than the Obligations and intercompany loans and advances among the Borrower and its Subsidiaries); provided that the Borrower or any Subsidiary may refinance or refund any such Indebtedness if the aggregate principal amount thereof (or Capitalized Lease Obligation, in the case of a Capital Lease) is not increased and the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced by more than 10%.

         9.12. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT (i) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Borrower complies with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.

         9.13. PLAN TERMINATIONS, MINIMUM FUNDING, ETC. The Borrower will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount which is equal to the greater of (x) $3,000,000, or (y) 5% of the Borrower's Consolidated Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.

         SECTION 10.   EVENTS OF DEFAULT.

         10.1. EVENTS OF DEFAULT. Any of the following specified events shall constitute an Event of Default (each an "EVENT OF DEFAULT"):

               (a) PAYMENTS: the Borrower shall (i) default in the payment when due of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

               (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered

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

         or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

               (c) CERTAIN NEGATIVE COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.2 through 9.9, inclusive, of this Agreement; or

               (d) OTHER COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of the Borrower obtaining actual knowledge of such default and
         (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this paragraph); or

               (e) CROSS DEFAULT UNDER OTHER AGREEMENTS: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) owed to any Lender, or having an unpaid principal amount of $2,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

               (f) JUDGMENTS: one or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not reserved its rights) of $2,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries, and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

               (g) BANKRUPTCY, ETC.: the Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its

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         Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate (or similar organizational) action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

               (h) ERISA: (i) any of the events described in clauses (i) through (viii) of section 8.1(e) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect.

         10.2. ACCELERATION, ETC. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower in any manner permitted under applicable law (PROVIDED that, if an Event of Default specified in section 10.1(g) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and (iv) direct the Borrower to pay (and the Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under section 10.1(g), it will pay) to the Administrative Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security for the Borrower's (and any Subsidiary which is an account party) reimbursement obligations in respect thereof).

         10.3. APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

               (i) FIRST, to the payment of all expenses (to the extent not paid by the Borrower) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

               (ii) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

               (iii) THIRD, to the payment PRO RATA of any fees then accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the Loans or the Letter of Credit Outstandings;

               (iv) FOURTH, to the payment PRO RATA of (A) the principal balance then owing on the outstanding Loans, and (B) the Stated Amount of the Letter of Credit Outstandings (to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof);

               (v) FIFTH, to the payment to the Lenders of any amounts then accrued and unpaid under sections 2.10, 2.11, 3.5 and 5.5 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA;

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

               (vi) SIXTH, to the payment PRO RATA of all other amounts owed by the Borrower to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement or any other Credit Document, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA; and

               (vii) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

         SECTION 11. THE ADMINISTRATIVE AGENT.

         11.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints NCB as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes NCB as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrower and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

         11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

         11.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

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         11.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to section 12.12, can only be effectuated with the consent of all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, other than a Default under section 10.1(a), UNLESS the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6. NON-RELIANCE. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective General Revolving Loans and Unutilized General Revolving Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the

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extent that any of the foregoing is not paid by the Borrower, PROVIDED that no
Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

         11.8. THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon 20 Business Days' notice to the Lenders and the Borrower. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, subject to (unless an Event of Default shall have occurred and be continuing) prior approval by the Borrower of such successor (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         11.10. OTHER AGENTS. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager or any other corresponding title, other than "Administrative Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

         SECTION 12.   MISCELLANEOUS.

         12.1. PAYMENT OF EXPENSES ETC. (a) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to pay (or reimburse the Administrative Agent and the Lenders for) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

         (b) The Borrower agrees to pay (or reimburse the Administrative Agent and the Lenders for) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with any amendment, waiver or consent relating to any of the Credit Documents which is requested by any Credit Party, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

         (c) The Borrower agrees to pay (or reimburse the Administrative Agent and the Lenders for) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation, (i) the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the

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Administrative Agent, and (ii) the reasonable fees and disbursements of any individual counsel to any Lender (including allocated costs of internal counsel).

         (d) Without limitation of the preceding section 12.1(c), in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, the Borrower agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

         (e) The Borrower agrees to pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes.

         (f) The Borrower agrees to indemnify each Lender, its officers, directors, employees, representatives and agents (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

               (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

               (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         12.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all

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interests in Obligations the Borrower purchased by such Lender pursuant to section 12.4(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         12.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrower, at 9400 East Market Street, Warren, Ohio 44484, attention: Vice President & Chief Financial Officer (facsimile: (330) 856-3618); if to any Lender at its address specified for such Lender on Annex I hereto; if to the Administrative Agent, at its Notice Office; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         12.4. BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, PROVIDED that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, and, PROVIDED, FURTHER, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 12.4(b). Notwithstanding the foregoing, each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to
(x) another Lender that is not a Defaulting Lender or to an Affiliate of such Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) one or more Eligible Transferees, PROVIDED that in the case of any such participation, (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto), (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement and (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.10 and 2.11 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, PROVIDED FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), or
(y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

         (b) Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitment, and its rights and obligations hereunder, which does not have to be PRO RATA among the Facilities, to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) and which is not a Defaulting Lender and which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $10,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or

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Commitment and its rights and obligations hereunder, which does not have to be
PRO RATA among the Facilities, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, PROVIDED that (i) the Swing Line Lender may only assign its Swing Line Revolving Commitment and its Swing Line Revolving Loans as an entirety and only if the assignee thereof is or becomes a Lender with a General Revolving Commitment, (ii) in the case of any assignment of a portion of any Loans and/or Commitment of a Lender, such Lender shall retain a minimum fixed portion of all Loans and Commitments equal to at least $10,000,000, (iii) at the time of any such assignment Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (iv) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.6 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (v) in the case of clause (y) only, the consent of the Administrative Agent and each Letter of Credit Issuer shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $2,000 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until the Assignment Agreement in respect thereof is recorded by the Administrative Agent on the Lender Register maintained by it as provided herein. To the extent of any assignment pursuant to this section 12.4(b) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this section 12.4(b) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 12.4(b) would, at the time of such assignment, result in increased costs under section 2.10 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this section 12.4(b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

         (c) Notwithstanding any other provisions of this section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

         (d) Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 12.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding sections 12.4(a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

         12.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         12.6. PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

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As to any such payment received by the Administrative Agent prior to 1:00 P.M.
(local time at the Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

         12.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Loans hereunder and all computations of Facility Fee, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

         12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO, TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 12.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 12.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

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         (c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES
ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         12.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         12.10. EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

         12.11. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12.12. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated UNLESS such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby, (i) extend any maturity date provided for herein applicable to a Loan or a Commitment, reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender), (ii) release the Borrower from any obligations as a guarantor of its Subsidiaries' obligations under any Credit Document, (iii) change the definition of the term "Change of Control" or any of the provisions of section
4.3 or 5.2 which are applicable upon a Change of Control, (iv) amend, modify or waive any provision of this section 12.12, or section 11.7, 12.1, 12.4, 12.6 or 12.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required, (v) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. No provision of section 3 or 11 may be amended without the consent of
(x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

         12.13. SURVIVAL OF INDEMNITIES. All indemnities set forth herein including, without limitation, in section 2.10, 2.11, 3.5, 11.7 or 12.1 shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

         12.14. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that the Borrower shall not be responsible for costs arising under section 2.10 resulting from any such transfer (other than a transfer pursuant to section 2.12) to the extent not otherwise applicable to such Lender prior to such transfer.

         12.15. CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices. Notwithstanding the foregoing, any Lender may in any event make disclosures of, and furnish copies of such information (i) to another Lender; (ii) when reasonably required by any BONA FIDE transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (PROVIDED that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrower with such prospective transferor Lender and/or participant containing provisions substantially identical to those contained in this section 12.15); (iii) to its parent corporation or corporations and its and their Affiliates, and to its and their auditors and attorneys; and (iv) as required or requested by any governmental agency or representative thereof or pursuant to legal process, PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any of its Subsidiaries. The Borrower hereby agrees that the failure of a Lender to comply with the provisions of this section 12.15 shall not relieve the Borrower of any of the obligations to such Lender under this Agreement and the other Credit Documents.

         12.16. LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 12.16, to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to the Borrower by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 12.4(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 12.16, except to the extent attributable to the gross negligence or wilful misconduct of the Administrative Agent. The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         12.17. LIMITATIONS ON LIABILITY OF THE LETTER OF CREDIT ISSUERS. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower (or a Subsidiary which is the account party in respect of the Letter of Credit in question) shall have a claim against a Letter of Credit Issuer, and a Letter of Credit Issuer shall be liable to the Borrower (or such Subsidiary), to the extent of any direct, but not consequential, damages suffered by the Borrower (or such Subsidiary) which the Borrower (or such Subsidiary) proves were caused by (i) such Letter of Credit Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Letter of Credit Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

         12.18. GENERAL LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Lender, the Administrative Agent, any Letter of Credit Issuer or any other person against the Administrative Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower, each Lender, the Administrative Agent and each Letter of Credit Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         12.19. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.

         12.20. LENDERS AND AGENT NOT FIDUCIARY TO BORROWER, ETC. The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, each Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with the Borrower and its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         12.21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender .

         12.22. JUDGMENT CURRENCY. (a) The Borrower's obligations hereunder and under the other Credit Documents to make payments in U.S. dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the applicable Lender of the full amount of U.S. dollars expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than U.S. dollars (such other currency being hereinafter referred to as the "JUDGMENT Currency") an amount due in U.S. dollars, the conversion shall be made at the equivalent thereof in Dollars determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "JUDGMENT CURRENCY CONVERSION DATE").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of U.S. dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the equivalent in Dollars for this section, such amount shall include any premium and costs payable in connection with the conversion into or from the Judgment Currency.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                       STONERIDGE, INC.

                                       BY:___________________________________
                                                VICE PRESIDENT-FINANCE & CFO

                                       NATIONAL CITY BANK,
                                                INDIVIDUALLY AND
                                                AS ADMINISTRATIVE AGENT

                                       BY:___________________________________
                                                VICE PRESIDENT

                                       PNC BANK, NATIONAL ASSOCIATION

                                       BY:___________________________________
                                                VICE PRESIDENT

                                       STAR BANK, NATIONAL ASSOCIATION

                                       BY:___________________________________
                                                SENIOR VICE PRESIDENT

                                     ANNEX I

                            INFORMATION AS TO LENDERS

-------------------- ------------------ --------------------------------------- ------------------------------------------
NAME OF LENDER       COMMITMENT         DOMESTIC LENDING OFFICE                 EUROCURRENCY LENDING OFFICE
-------------------- ------------------ --------------------------------------- ------------------------------------------

National City Bank                      National City Bank                      National City Bank
                     GENERAL            National City Center                    National City Center
                     REVOLVING          1900 East Ninth Street                  1900 East Ninth Street
                     COMMITMENT:        Cleveland, Ohio 44114                   Cleveland, Ohio 44114

                     $65,000,000        CONTACTS/NOTIFICATION METHODS:

                     SWING LINE         National City Bank
                     REVOLVING          National City Center
                     COMMITMENT:        1900 East Ninth Street

                                        Cleveland, Ohio 44114
                     $10,000,000          Attn:Metro/Ohio Division

                                        Facsimile: (216) 575-9396

                                        Michael P. McCuen
                                        Vice President
                                        Direct Dial: (216) 575-9401

                                        CONTACT FOR BORROWINGS, PAYMENTS,
                                        ETC.:

                                        Connie B. Djukic
                                        Money Desk Manager
                                        Direct Dial: (216) 575-2578
                                        Facsimile: (216) 575-2481

                                        PAYMENT INSTRUCTIONS:

                                        ABA # 041000124
                                        Attention: Commercial Loan
                                        Operations
                                        Reference: Stoneridge, Inc.
-------------------- ------------------ --------------------------------------- ------------------------------------------

PNC Bank, National                      PNC Bank, National Association          PNC Bank, National Association
Association          GENERAL            One PNC Plaza                           One PNC Plaza
                     REVOLVING          249 Fifth Avenue                        249 Fifth Avenue
                     COMMITMENT:        Pittsburgh, Pennsylvania 15222-2707     Pittsburgh, Pennsylvania 15222-2707

                     $45,000,000        CONTACTS/NOTIFICATION METHODS:
                                        PNC Bank, National Association
                                        Cleveland Office
-------------------- ------------------ --------------------------------------- ------------------------------------------

-------------------- ------------------ --------------------------------------- ------------------------------------------
NAME OF LENDER       COMMITMENT         DOMESTIC LENDING OFFICE                 EUROCURRENCY LENDING OFFICE
-------------------- ------------------ --------------------------------------- ------------------------------------------

                                        Suite 1250
                                        One Cleveland Center
                                        1375 East Ninth Street
                                        Cleveland, Ohio 44114-1724
                                        Facsimile: (216) 348-8594

                                        PRIMARY CONTACT:
                                        Joseph G. Moran
                                        Vice President
                                        Direct Dial: (216) 348-8560

                                        BACK-UP CONTACT:
                                        Daniel Vereb
                                        Direct Dial: (412) 762-8500
                                        Facsimile: (412) 762-7353

                                        CONTACT FOR BORROWINGS,
                                        PAYMENTS, ETC.:
                                        Peggy Collier
                                        Direct Dial: (412) 762-7946
                                        Facsimile: (412) 762-4586

                                        LETTER OF CREDIT NOTIFICATION:
                                        Ruth Plecenik
                                        Direct Dial: (412) 762-3631
                                        Facsimile: (412) 705-0966

                                        PAYMENT INSTRUCTIONS:
                                        Routing Transit/ABA # 043 000 096
                                        Attention: Commercial Loan
                                        Operations
                                        A/C 196030010890
                                        Ref.: Stoneridge, Inc.
-------------------- ------------------ --------------------------------------- ------------------------------------------

Star Bank,           GENERAL            Star Bank, National Association         Star Bank, National Association
National             REVOLVING          1350 Euclid Avenue                      1350 Euclid Avenue
Association          COMMITMENT:        Cleveland, Ohio  44115                  Cleveland, Ohio  44115

                     $15,000,000        PRIMARY & SECONDARY CONTACTS:
                                        John D. Barrett
                                        Senior Vice President
                                        Direct Dial: (216) 623-9221

                                        David J. Dannemiller
                                        Vice President
                                        Direct Dial: (216) 623-9233

                                        Facsimile: (216) 623-9208
-------------------- ------------------ --------------------------------------- ------------------------------------------

-------------------- ------------------ --------------------------------------- ------------------------------------------
NAME OF LENDER       COMMITMENT         DOMESTIC LENDING OFFICE                 EUROCURRENCY LENDING OFFICE
-------------------- ------------------ --------------------------------------- ------------------------------------------

                                        CONTACT FOR BORROWINGS,
                                        PAYMENTS, ETC.
                                        Patti Gumbert
                                        Telephone: (513) 632-3133
                                        Facsimile: (513) 632-2965

                                        PAYMENT INSTRUCTIONS:
                                        ABA #  042  000  013
                                        Attention:  Commercial Loan Operations
                                        A/C #  990  1893
                                        Reference:  Stoneridge, Inc.

-------------------- ------------------ --------------------------------------- ------------------------------------------


                                                      ANNEX II

                                           INFORMATION AS TO SUBSIDIARIES

-------------------------------------------------- ------------------ ------------------ ---------------------------
                                                                                         PERCENTAGE OF
                                                                                         OUTSTANDING STOCK
NAME OF                                            TYPE OF            JURISDICTION       OR OTHER EQUITY
SUBSIDIARY                                         ORGANIZATION       WHERE              INTERESTS OWNED
                                                                       ORGANIZED         (INDICATING WHETHER
                                                                                         OWNED BY THE
                                                                                         BORROWER OR A
                                                                                         SPECIFIED SUBSIDIARY)
-------------------------------------------------- ------------------ ------------------ ---------------------------

Alphabet de Mexico                                 company            Mexico             99.5%, by the Borrower
                                                                                         (acquired 9/82)
-------------------------------------------------- ------------------ ------------------ ---------------------------

TED de Mexico                                      company            Mexico             99.5%, by the Borrower
                                                                                         (acquired 2/1/92)
-------------------------------------------------- ------------------ ------------------ ---------------------------

Berifors AB                                        company            Sweden             100%, by the Borrower
                                                                                         (acquired 10/17/97)

-------------------------------------------------- ------------------ ------------------ ---------------------------

Berifors Production AB                             company            Sweden             100%, by Berifors AB
                                                                                         (acquired 10/17/97)

-------------------------------------------------- ------------------ ------------------ ---------------------------

Berifors Electronics I Bromma AB                   company            Sweden             100% by Berifors AB
                                                                                         (acquired 10/17/97)

-------------------------------------------------- ------------------ ------------------ ---------------------------

Bernt & Stern AB                                   company            Sweden             100% by the Borrower
                                                                                         (acquired 10/17/97)

-------------------------------------------------- ------------------ ------------------ ---------------------------

Berifors GmbH                                      company            Germany            100%, by Berifors AB
                                                                                         (acquired 10/17/97)

-------------------------------------------------- ------------------ ------------------ ---------------------------

AlphaConn do Brazil Ltda.                          company            Brazil             60% by the Borrower
                                                                                         (acquired 11/1/97)

-------------------------------------------------- ------------------ ------------------ ---------------------------

                                   ANNEX III

                     DESCRIPTION OF EXISTING INDEBTEDNESS

BORROWED MONEY:

1.       General Electric Capital Corporation (Account # 5331886-001)
         Dated  4/17/98

         Original Principal:  $3,512,000
         Current Balance:   $3,113,659

2.       Berifors Outstanding Revolver
         Amount:  $508,000

CAPITAL LEASES:

3.       Transportation Electronics Capital Lease
         Obligation:   $499,000

4.       Berifors Capital Lease Equipment
         Obligation:  $398,000

5.       Alphabet Capital Lease
         Obligation:  $39,000

                                   ANNEX IV

                         DESCRIPTION OF EXISTING LIENS

1. Aircraft (Lear 31A) Mortgage, which secures debt to General Electric Capital Corporation listed in Annex III.

                                    ANNEX V

      DESCRIPTION OF EXISTING ADVANCES, LOANS, INVESTMENTS AND GUARANTEES

1.       Intercompany loan to Berifors
         Dated: 3/31/98
         Amount: $5,800,000

2.       Intercompany loan to Positron
         Dated: 1/30/98
         Amount:  $5,000,000

3.       Intercompany loan #1 to AlphaConn do Brazil
         Dated: 1/30/98
         Amount:  $500,000

4.       Intercompany loan #2 to AlphaConn do Brazil
         Dated: 7/30/98
         Amount:  $225,000

5.       TED de Mexico Advance
         Amount: $955,000

6.       Existing Investment in Industrial Development Associates Limited
         Partnership
         Ownership:  30%
         Approx. -$269,000 capital account

7.       Existing Investment in Connecto Alphabet Joint Venture
         Ownership:  40%
         Approx. $420,000 capital account

8.       Existing Investment in Positron
         Ownership:  50%
         Amount:  $17,735,000

9.       Guarantee of obligations of
                  Industrial Development Associates Limited Partnership
         Amount: Less than $2,500,000

                                                      ANNEX VI

                                DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER
                                                THE CREDIT AGREEMENT

------------------------ ------------------------- ------------------------- --------------- -----------------------

LETTER OF                ORIGINAL                  DATE AND NO./                             EXPIRATION
CREDIT ISSUER            APPLICANT                 BENEFICIARY               AMOUNT          DATE

------------------------ ------------------------- ------------------------- --------------- -----------------------
National City Bank       Stoneridge, Inc.          # 5003                    $250,000        3/19/99

                                                   Travelers Indemnity Co.
                                                   Pittsburgh, Pa.

------------------------ ------------------------- ------------------------- --------------- -----------------------
------------------------ ------------------------- ------------------------- --------------- -----------------------
------------------------ ------------------------- ------------------------- --------------- -----------------------
------------------------ ------------------------- ------------------------- --------------- -----------------------
------------------------ ------------------------- ------------------------- --------------- -----------------------
------------------------ ------------------------- ------------------------- --------------- -----------------------
------------------------ ------------------------- ------------------------- --------------- -----------------------

                                  EXHIBIT A-1

                            GENERAL REVOLVING NOTE

                                                                 Cleveland, Ohio

                                                                 _________, 1998

         FOR VALUE RECEIVED, the undersigned STONERIDGE, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of ____________________ (the "Lender"), in lawful money of the United States of America, in the case of General Revolving Loans denominated in Dollars, or in an Alternative Currency, in the case of General Revolving Loans denominated in such Alternative Currency (such terms and certain other capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement referred to below), in immediately available funds, at the Payment Office of National City Bank (the "ADMINISTRATIVE AGENT"), on the Maturity Date, the aggregate principal amount of all General Revolving Loans made by the Lender pursuant to the Agreement referred to below.

         The Borrower promises also to pay interest on the unpaid principal amount of each General Revolving Loan made by the Lender at said office from the date hereof until paid at the rates and at the times provided in section 2.8 of the Agreement and in Dollars (in the case of General Revolving Loans denominated in Dollars) or an Alternative Currency (in the case of General Revolving Loans denominated in such Alternative Currency).

         This Note is one of the General Revolving Notes referred to in the Credit Agreement, dated as of June 30, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Lender), and National City Bank, as Administrative Agent (as from time to time in effect, the "AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Agreement, this Note is subject to mandatory prepayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.

                                          STONERIDGE, INC.

                                          By:______________________
                                                Title:

                                                  LOANS AND PAYMENTS OF PRINCIPAL

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
                 AMOUNT                                         AMOUNT
                 OF                                             OF
DATE             LOAN              TYPE                         PRINCIPAL     UNPAID
OF               AND               OF             INTEREST      PAID OR       PRINCIPAL          MADE
NOTATION         CURRENCY          LOAN           PERIOD        PREPAID       BALANCE            BY

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
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

                                  EXHIBIT A-2

                           SWING LINE REVOLVING NOTE

    U.S.$________________                                        Cleveland, Ohio
                                                                 _________, 1998


         FOR VALUE RECEIVED, the undersigned STONERIDGE, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _______________________ (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Agreement referred to below) of National City Bank (the "ADMINISTRATIVE AGENT"), the principal sum of ________________ DOLLARS ($ ) or, if less, the then unpaid principal amount of all Swing Line Revolving Loans made by the Lender to the Borrower pursuant to the Agreement. The Borrower will pay the principal amount of each Swing Line Revolving Loan on the maturity date specified therefor in the Notice of Borrowing relating thereto, which maturity date shall in no event be more than 30 days following the date such Swing Line Revolving Loan was made.

         The Borrower promises also to pay interest on the unpaid principal amount of each Swing Line Revolving Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in section 2.8 of the Agreement.

         This Note is the Swing Line Revolving Note referred to in the Credit Agreement, dated as of August 4, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Lender), and National City Bank, as Administrative Agent (as from time to time in effect, the "AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Agreement, this Note is subject to mandatory prepayment prior to the maturity of any Swing Line Revolving Loan evidenced hereby, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.

                                                   STONERIDGE, INC.

                                                   By: _______________________
                                                          Title:

                                                  LOANS AND PAYMENTS OF PRINCIPAL

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
                                   TYPE                         AMOUNT
                                   OF                           OF
DATE             AMOUNT            LOAN /                       PRINCIPAL     UNPAID
OF               OF                MATURITY       INTEREST      PAID OR       PRINCIPAL          MADE
NOTATION         LOAN              DATE           PERIOD        PREPAID       BALANCE            BY

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

                                  EXHIBIT B-1

                              NOTICE OF BORROWING

                                                          [Date]

National City Bank,

         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114

         Attention: Commercial Loan Operations
                    --------------------------

                  Re: Notice of Borrowing under the Credit Agreement, dated as of August 4, 1998
                           -----------------------------------------------

Ladies and Gentlemen:

         The undersigned, Stoneridge, Inc. (the "BORROWER"), refers to the Credit Agreement, dated as of August 4, 1998 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.3(a) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Borrowing (collectively the "PROPOSED BORROWING") as required by section 2.3(a) of the Credit Agreement.

         The undersigned hereby specifies that the Proposed Borrowing will consist of Loans as indicated in the schedule attached hereto.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                                   Very truly yours,

                                                   STONERIDGE, INC.

                                                   By: _______________________
                                                           Title:

                                                 BORROWING SCHEDULE
PROPOSED BORROWING #1:

------------------------ ------------------ -------------------------- ---------------------- ----------------------

BUSINESS DAY
OF                                                                     AGGREGATE              INTEREST PERIOD
PROPOSED                 FACILITY           TYPE OF                    AMOUNT                 IF LOANS ARE
BORROWING                                   LOANS                      OF LOANS               EUROCURRENCY
                                                                                              LOANS

------------------------ ------------------ -------------------------- ---------------------- ----------------------
                         General            Prime Rate Loans                $____________     One Month
   ______, 19____        Revolving Loans

                                            Eurocurrency Loans                   or           Two Months

                         Swing Line         Money Market Rate Loans            ______         Three Months
                         Revolving Loans    with an interest rate of             in
                                            ___% and a maturity of            ________        Six Months
                                            ___ days [not more than         [Alternative
                                            30 days]                          Currency]          [Circle one of

                          [Circle one of                                                             above]
                              above]             [Circle and/or               [Complete
                                                 complete one of               one of
                                                     above]                    Above]

------------------------ ------------------ -------------------------- ---------------------- ----------------------

PROPOSED BORROWING #2:

------------------------ ------------------ -------------------------- ---------------------- ----------------------
BUSINESS DAY
OF                                                                     AGGREGATE              INTEREST PERIOD
PROPOSED                 FACILITY           TYPE OF                    AMOUNT                 IF LOANS ARE
BORROWING                                   LOANS                      OF LOANS               EUROCURRENCY
                                                                                              LOANS

------------------------ ------------------ -------------------------- ---------------------- ----------------------

                         General            Prime Rate Loans                $____________     One Month
   ______, 19____        Revolving Loans

                                            Eurocurrency Loans                   or           Two Months

                         Swing Line         Money Market Rate Loans            ______         Three Months
                         Revolving Loans    with an interest rate of             in
                                            ___% and a maturity of            ________        Six Months
                                            ___ days [not more than         [Alternative
                                            30 days]                          Currency]          [Circle one of

                          [Circle one of                                                             above]
                              above]             [Circle and/or               [Complete
                                                 complete one of               one of
                                                     above]                    Above]

------------------------ ------------------ -------------------------- ---------------------- ----------------------


PROPOSED BORROWING #3:

------------------------ ------------------ -------------------------- ---------------------- ----------------------
BUSINESS DAY
OF                                                                     AGGREGATE              INTEREST PERIOD
PROPOSED                 FACILITY           TYPE OF                    AMOUNT                 IF LOANS ARE
BORROWING                                   LOANS                      OF LOANS               EUROCURRENCY
                                                                                              LOANS

------------------------ ------------------ -------------------------- ---------------------- ----------------------

                         General            Prime Rate Loans                $____________     One Month
   ______, 19____        Revolving Loans

                                            Eurocurrency Loans                   or           Two Months

                         Swing Line         Money Market Rate Loans            ______         Three Months
                         Revolving Loans    with an interest rate of             in
                                            ___% and a maturity of            ________        Six Months
                                            ___ days [not more than         [Alternative
                                            30 days]                          Currency]          [Circle one of

                          [Circle one of                                                             above]
                              above]             [Circle and/or               [Complete
                                                 complete one of               one of
                                                     above]                    Above]

------------------------ ------------------ -------------------------- ---------------------- ----------------------


PROPOSED BORROWING #4:

------------------------ ------------------ -------------------------- ---------------------- ----------------------
BUSINESS DAY
OF                                                                     AGGREGATE              INTEREST PERIOD
PROPOSED                 FACILITY           TYPE OF                    AMOUNT                 IF LOANS ARE
BORROWING                                   LOANS                      OF LOANS               EUROCURRENCY
                                                                                              LOANS

------------------------ ------------------ -------------------------- ---------------------- ----------------------

                         General            Prime Rate Loans                $____________     One Month
   ______, 19____        Revolving Loans

                                            Eurocurrency Loans                   or           Two Months

                         Swing Line         Money Market Rate Loans            ______         Three Months
                         Revolving Loans    with an interest rate of             in
                                            ___% and a maturity of            ________        Six Months
                                            ___ days [not more than         [Alternative
                                            30 days]                          Currency]          [Circle one of

                          [Circle one of                                                             above]
                              above]             [Circle and/or               [Complete
                                                 complete one of               one of
                                                     above]                    Above]

------------------------ ------------------ -------------------------- ---------------------- ----------------------

                                  EXHIBIT B-2

                             NOTICE OF CONVERSION

                                                            [Date]

National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114

         Attention: Commercial Loan Operations
                    --------------------------

                  Re:      Notice of Conversion of General Revolving
                           Loans, Denominated in Dollars, of one Type into another Type, pursuant to the Credit Agreement, dated as of August 4, 1998
                           ----------------------------------------------------

Ladies and Gentlemen:

         The undersigned, Stoneridge, Inc. (the "BORROWER"), refers to the Credit Agreement, dated as of August 4, 1998 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.7 of the Credit Agreement, that the undersigned hereby requests one or more conversions of General Revolving Loans, denominated in Dollars, of one Type, into General Revolving Loans, also denominated in Dollars, of another Type, pursuant to section 2.7 of the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such conversion.

                                               Very truly yours,

                                               STONERIDGE, INC.

                                               By: __________________________
                                                        Title:

                               CONVERSION SCHEDULE

PROPOSED CONVERSION #1
        [OF THE GENERAL REVOLVING LOANS DESCRIBED IN THE FIRST TABLE BELOW INTO GENERAL REVOLVING LOANS DESCRIBED IN THE SECOND TABLE BELOW]

------------------------- -------------------------- ------------------------ -------------------------------------
                                                     AGGREGATE                INTEREST PERIOD
                                                     AMOUNT                   IF LOANS ARE
DATE OF LOANS             TYPE OF LOANS              OF LOANS                 EUROCURRENCY LOANS

------------------------- -------------------------- ------------------------ -------------------------------------

                                                                              One Month
     ____, 19__           Prime Rate Loans
                                                            $________         Two Months
                          Eurocurrency Loans
                                                                              Three Months

                               [Circle One of                                 Six Months
                                   Above]
                                                                                        [Circle one of
                                                                                            above]

------------------------- -------------------------- ------------------------ -------------------------------------


------------------------- -------------------------- ------------------------ -------------------------------------
                                                     AGGREGATE                INTEREST PERIOD
                                                     AMOUNT                   IF LOANS ARE
DATE OF LOANS             TYPE OF LOANS              OF LOANS                 EUROCURRENCY LOANS

------------------------- -------------------------- ------------------------ -------------------------------------

                                                                              One Month
     ____, 19__           Prime Rate Loans
                                                            $________         Two Months
                          Eurocurrency Loans
                                                                              Three Months

                               [Circle One of                                 Six Months
                                   Above]
                                                                                        [Circle one of
                                                                                            above]

------------------------- -------------------------- ------------------------ -------------------------------------

PROPOSED CONVERSION #2
        [OF THE GENERAL REVOLVING LOANS DESCRIBED IN THE FIRST TABLE BELOW INTO GENERAL REVOLVING LOANS DESCRIBED IN THE SECOND TABLE BELOW]

------------------------- -------------------------- ------------------------ -------------------------------------
                                                     AGGREGATE                INTEREST PERIOD
                                                     AMOUNT                   IF LOANS ARE
DATE OF LOANS             TYPE OF LOANS              OF LOANS                 EUROCURRENCY LOANS

------------------------- -------------------------- ------------------------ -------------------------------------

                                                                              One Month
     ____, 19__           Prime Rate Loans
                                                            $________         Two Months
                          Eurocurrency Loans
                                                                              Three Months

                               [Circle One of                                 Six Months
                                   Above]
                                                                                        [Circle one of
                                                                                            above]

------------------------- -------------------------- ------------------------ -------------------------------------


------------------------- -------------------------- ------------------------ -------------------------------------
                                                     AGGREGATE                INTEREST PERIOD
                                                     AMOUNT                   IF LOANS ARE
DATE OF LOANS             TYPE OF LOANS              OF LOANS                 EUROCURRENCY LOANS

------------------------- -------------------------- ------------------------ -------------------------------------

                                                                              One Month
     ____, 19__           Prime Rate Loans
                                                            $________         Two Months
                          Eurocurrency Loans
                                                                              Three Months

                               [Circle One of                                 Six Months
                                   Above]
                                                                                        [Circle one of
                                                                                            above]

------------------------- -------------------------- ------------------------ -------------------------------------

                                  EXHIBIT B-3

                           LETTER OF CREDIT REQUEST

No. ______________ /1/

                                                           Dated  __________ /2/

National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114

         Attention: International Department/ Letter of Credit Operations
                    -----------------------------------------------------

Ladies and Gentlemen:

         The undersigned, Stoneridge, Inc. (the "BORROWER"), refers to the Credit Agreement, dated as of August 4, 1998 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT", the capitalized terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders.

         The undersigned hereby requests that , as a Letter of Credit Issuer, issue a Letter of Credit on , 199 (the "DATE OF ISSUANCE") in the aggregate amount of [U.S.$ ] [amount in specified Alternative Currency], for the account of ____________________.

         The beneficiary of the requested Letter of Credit will be _________, /3/ and such Letter of Credit will be in support of _________ /4/ and will have a stated termination date of ___________. /5/

         The undersigned hereby certifies that after giving effect to the requested issuance of the Letter of Credit:

                  (i) $_________ principal amount of Loans classified as General Revolving Loans will be outstanding;

                  (ii) $_________ principal amount of Loans classified as Swing Line Revolving Loans will be outstanding; and

                  (iii) the Letter of Credit Outstandings will be $___________.


         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

------------------------

/1/        Letter of Request Number.

/2/ Date of Letter of Request (at Least five Business Days prior to the Date of Issuance or such lesser number as may be agreed by the relevant Letter of Credit Issuer).

/3/        Insert name and address of beneficiary.

/4/ Insert description of the supported obligations, name of agreement and/or the commercial transaction to which this Letter of Credit Request relates.

/5/ Insert last date upon which drafts may be presented (which may not be beyond the 15th Business Day next preceding the Maturity Date).

                  (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

         Copies of all documentation with respect to the supported transaction are attached hereto.

                                          Very truly yours,

                                          STONERIDGE, INC.

                                          By: _____________________________
                                                   Title:

                                  EXHIBIT B-4

                           NOTICE OF REDENOMINATION

                                                     [Date]

National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114

         Attention: Commercial Loan Operations
                    --------------------------

                  Re: Notice of Redenomination of General Revolving Loans, pursuant to the Credit Agreement, dated as of August 4, 1998
                           -------------------------------------------------

Ladies and Gentlemen:

         The undersigned, Stoneridge, Inc. (the "BORROWER"), refers to the Credit Agreement, dated as of August 4, 1998 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.7(b) of the Credit Agreement, that the undersigned hereby requests one or more Redenominations of General Revolving Loans pursuant to section 2.7(b) of the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Redenomination.

                                             Very truly yours,

                                             STONERIDGE, INC.

                                             By: ___________________________
                                                      Title:

                            REDENOMINATION SCHEDULE

PROPOSED REDENOMINATION #1
        [OF THE GENERAL REVOLVING LOANS DESCRIBED IN THE FIRST TABLE BELOW INTO GENERAL REVOLVING LOANS DESCRIBED IN THE SECOND TABLE BELOW]

------------------------- -------------------------- ------------------------ -------------------------------------

                                                     AGGREGATE                INTEREST PERIOD
                                                     AMOUNT                   IF LOANS ARE
DATE OF LOANS             TYPE OF LOANS              OF LOANS                 EUROCURRENCY LOANS

------------------------- -------------------------- ------------------------ -------------------------------------
                                                            $________         One Month
     ____, 19__           Prime Rate Loans
                                                             _______          Two Months
                          Eurocurrency Loans              [Alternative
                                                            Currency]         Three Months

                               [Circle One of               [Complete         Six Months
                                   Above]                 One of Above]

                                                                                        [Circle one of
                                                                                            above]

------------------------- -------------------------- ------------------------ -------------------------------------


------------------------- -------------------------- ------------------------ -------------------------------------
                                                     AGGREGATE                INTEREST PERIOD
                                                     AMOUNT                   IF LOANS ARE
DATE OF LOANS             TYPE OF LOANS              OF LOANS                 EUROCURRENCY LOANS

------------------------- -------------------------- ------------------------ -------------------------------------

                                                            $________         One Month
     ____, 19__           Prime Rate Loans
                                                             _______          Two Months
                          Eurocurrency Loans              [Alternative
                                                            Currency]         Three Months

                               [Circle One of               [Complete         Six Months
                                   Above]                 One of Above]

                                                                                        [Circle one of
                                                                                            above]

------------------------- -------------------------- ------------------------ -------------------------------------

PROPOSED REDENOMINATION #2
        [OF THE GENERAL REVOLVING LOANS DESCRIBED IN THE FIRST TABLE BELOW INTO GENERAL REVOLVING LOANS DESCRIBED IN THE SECOND TABLE BELOW]

------------------------- -------------------------- ------------------------ -------------------------------------

                                                     AGGREGATE                INTEREST PERIOD
                                                     AMOUNT                   IF LOANS ARE
DATE OF LOANS             TYPE OF LOANS              OF LOANS                 EUROCURRENCY LOANS

------------------------- -------------------------- ------------------------ -------------------------------------
                                                            $________         One Month
     ____, 19__           Prime Rate Loans
                                                             _______          Two Months
                          Eurocurrency Loans              [Alternative
                                                            Currency]         Three Months

                               [Circle One of               [Complete         Six Months
                                   Above]                 One of Above]

                                                                                        [Circle one of
                                                                                            above]

------------------------- -------------------------- ------------------------ -------------------------------------


------------------------- -------------------------- ------------------------ -------------------------------------

                                                     AGGREGATE                INTEREST PERIOD
                                                     AMOUNT                   IF LOANS ARE
DATE OF LOANS             TYPE OF LOANS              OF LOANS                 EUROCURRENCY LOANS

------------------------- -------------------------- ------------------------ -------------------------------------
                                                            $________         One Month
     ____, 19__           Prime Rate Loans
                                                             _______          Two Months
                          Eurocurrency Loans              [Alternative
                                                            Currency]         Three Months

                               [Circle One of               [Complete         Six Months
                                   Above]                 One of Above]

                                                                                        [Circle one of
                                                                                            above]

------------------------- -------------------------- ------------------------ -------------------------------------

                                   EXHIBIT C

                  FORM OF OPINION OF COUNSEL TO THE BORROWER

                                                             ________ __, 1998

To the Administrative Agent
         and each of the Lenders party
         to the Credit Agreement referred to below
c/o National City Bank,
         as Administrative Agent
1900 East Ninth Street
Cleveland, Ohio 44114

         Re:      $125,000,000 Credit Agreement,
                  dated as of August 4, 1998,
                  with Stoneridge, Inc.
                  ---------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Stoneridge, Inc., an Ohio corporation (the "BORROWER"), in connection with (i) the execution and delivery of the Credit Agreement, dated as of August 4, 1998 (the "CREDIT AGREEMENT"), among the Borrower, the financial institutions that are a party thereto (the "LENDERS"), and National City Bank, as Administrative Agent (the "AGENT"), and
(ii) the transactions contemplated thereby. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion letter is being furnished at the request of the Borrower pursuant to section 6.1(e) of the Credit Agreement.

         In rendering this opinion, we have examined only the following: (a) the documents identified on Exhibit A attached hereto; (b) the certificate of the Vice President-Finance and Chief Financial Officer of the Borrower attached hereto as Exhibit B, certifying as to certain factual matters (the "OFFICER'S CERTIFICATE"); and (c) such matters of law as we deemed necessary for purposes of this opinion.

         Except as may be referred to in Exhibit A, we have neither examined nor requested an examination of the indices or records of any governmental or other agency, authority, instrumentality or entity for purposes of this opinion.

         We have, with your consent, relied as to matters of fact upon the representations and warranties contained in the Credit Documents (as defined in Exhibit A attached hereto) and upon the Officer's Certificate. In all instances where any opinion herein is qualified "to our knowledge" or "known to us", we have relied, with your consent, as to matters of fact, solely upon the Officer's Certificate and on the absence of contrary knowledge by the attorneys in our firm who have given substantive attention to the transactions contemplated by the Credit Agreement, and we have not made (nor do we acknowledge any duty to make) any independent or other investigation with respect thereto.

         In rendering the opinions set forth herein, we have assumed (there being no facts known to us to the contrary), with your approval, that (i) the signatures of all parties (other than the Borrower with respect to the Credit Documents) on all documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the originals, and (iv) natural persons signing the documents examined by us at the time of such signing were fully competent and had full legal capacity to sign, deliver and perform their obligations under such documents. We have also assumed, with your approval, the due authorization, execution and delivery of the Credit Documents on the part of the Lenders and the Agent, and the legality, validity, binding effect on, and enforceability of the Credit Documents against, the Lenders and the Agent.

         In connection with these opinions, we do not purport to be qualified to express legal conclusions base on the laws of any state or jurisdiction other than the laws of the State of Ohio and the United States of America, and accordingly, we express no opinion as to the laws of any other state or jurisdiction.

         Based upon the foregoing and subject to the qualifications, assumptions and limitations contained in this opinion letter, we are of the opinion that:

                  1. The Borrower is a corporation validly existing and in good standing under the laws of the State of Ohio.

                  2. To our knowledge, Annex II to the Credit Agreement correctly sets forth each Subsidiary of the Borrower and the direct and indirect ownership interest of the Borrower therein.

                  3. The Borrower has all requisite corporate power and authority to execute and deliver the Credit Documents and to perform its obligations under each Credit Document. The execution and delivery of, and performance by the Borrower of its obligations under, the Credit Documents, have been duly and validly authorized by all necessary corporate action on the part of the Borrower. Each of the Credit Documents has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  4. The execution and delivery by the Borrower of the Credit Documents, and the performance by the Borrower of its obligations thereunder, do not contravene, (a) any existing federal or State of Ohio law or regulation of general applicability or (b) assuming that the proceeds of the Loans are utilized by the Borrower for the purposes permitted under section 7.7 of the Credit Agreement, Regulations T, U and X of the Board of Governors of the Federal Reserve System) and do not violate any provision of (i) the Articles of incorporation, as amended, or Code of Regulations, as amended, of the Borrower, or (ii) to our knowledge, (A) any order, writ, injunction, decree or demand of any court or governmental authority binding upon the Borrower or any of its Subsidiaries or (B) any provision of any material agreement or instrument binding on the Borrower or any of its Subsidiaries.

                  5. Other than with respect to any filings contemplated by the Credit Documents, no consent, approval or authorization of, or registration or declaration with, any governmental authority of the State of Ohio or any governmental authority of the United States of America is required in connection with the Borrower's execution and delivery of the Credit Documents.

                  6. To our knowledge, there are no actions, suits or proceedings pending or threatened against the Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect, or which question the validity or enforceability of any of the Credit Documents or of any action to be taken by the Borrower pursuant to any of the Credit Documents.

                  7. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         Despite any other express or implied statement in this letter, each of the opinions expressed in this letter is subject to the following and further qualifications, whether or not such opinions refer to such qualifications:

                  (i) The opinions expressed herein may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar federal or state laws of judicial decisions of general application relating to the rights of creditors; (b) as to rights of acceleration, the appointment of a receiver, specific performance and other remedies, by general principles of equity, including the defenses of unconscionability, ambiguity, and economic duress, whether asserted in equitable or in legal actions; and (c) general principles of interpretation and rules of construction of contracts.

                  (ii) Certain of the remedial provisions contained in the Credit Documents may be limited or rendered unenforceable under Ohio law in whole or in part. For example: (a) provisions for the recovery of legal fees and expenses in connection with the enforcement of such remedies may not be enforceable; (b) provisions resulting in a waiver of certain rights by the Borrower may be limited by legal and equitable principles and public policy at the time in effect; and (c) the availability of specific performance, injunctive relief or other equitable remedies and the appointment of a receiver are subject to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) We express no opinion as to whether a court would limit the exercise or enforcement of rights or remedies under the Credit Documents (a) in the event of any default by the Borrower under the Credit Documents or any related agreement or instrument if it is determined that such default is not material or if such exercise or enforcement is not reasonably necessary for a creditor's protection, and (b) if the exercise or enforcement thereof under the circumstances would violate an implied covenant of good faith and fair dealing.

                  (iv) We wish to advise you that we do not express any opinion with respect to (a) the power or authority of the Lenders to make the Loans and/or issue (or participate in the issuance of) Letters of Credit, pursuant to the Credit Agreement, (b) compliance by the Agent or the Lenders with any federal or state banking law, rule, regulation or restriction or (c) compliance by the Agent or the Lenders with any federal or state law, rule, regulation or restriction which is or was required to be complied with by the Agent or the Lenders (as opposed to compliance therewith by the Borrower) in order to enforce any rights of the Agent or the Lenders under any of the Credit Documents.

         This opinion letter is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the transactions contemplated by the Credit Documents. This opinion letter may not otherwise be disclosed or be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                       Very truly yours,

                                   EXHIBIT A

1.       An executed counterpart of the Credit Agreement.

2. The executed original General Revolving Notes, dated August 4, 1998, of the Borrower, payable to the order of the Lenders.

3. The executed original $10,000,000 Swing Line Revolving Note, dated August 4, 1998, of the Borrower, payable to the order of the Swing Line Lender.

4. The Articles of Incorporation of the Borrower, as certified by the Secretary of State of the State of Ohio on July 15, 1998, and the Code of Regulations of the Borrower, as certified by the Secretary of the Borrower.

5. Resolutions of the Board of Directors of the Borrower authorizing and approving the transactions contemplated by the Credit Documents, as certified by the Secretary of the Borrower.

6. Certificate of the Secretary of State of the State of Ohio, dated as of July 15, 1998, evidencing that the Borrower was in good standing under the laws of the State of Ohio, and telephonic confirmation of good standing from the Secretary of State of the State of Ohio on August 4, 1998.

Items 1 through 3, inclusive, are collectively referred to as the "CREDIT DOCUMENTS".

                                   EXHIBIT B

                            CERTIFICATE OF OFFICER
                                      TO
                             BAKER & HOSTETLER LLP

         This Certificate is delivered to Baker & Hostetler LLP by the undersigned, Kevin Bagby, the Vice President-Finance and Chief Financial Officer of Stoneridge, Inc., an Ohio corporation (the "BORROWER"). This Certificate will be relied upon by Baker & Hostetler LLP for the accuracy and completeness of the facts set forth herein, in rendering the legal opinions to be delivered pursuant to the Credit Agreement, dated as of August 4, 1998, among the Borrower, National City Bank, as Administrative Agent (the "AGENT"). and the financial institutions that are a party thereto (the "LENDERS") (the "CREDIT AGREEMENT").

         Terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement or in the Opinion Letter of Baker & Hostetler LLP of even date herewith addressed to the Agent and the Lenders.

         The undersigned hereby certifies to Baker & Hostetler LLP that as of the date hereof:

         1. All certificates being delivered by the officers of the Borrower to the Agent and the Lenders pursuant to the Credit Agreement at the closing under the Credit Agreement are true and accurate in all respects.

         2. The representations and warranties of the Borrower set forth in the Credit Agreement and the other Credit Documents are true and accurate in all respects.

         3. Accurate copies of all proceedings of the incorporator, shareholders and board of directors of the Borrower have been made available to Baker & Hostetler LLP.

         4. There are no proceedings pending with respect to the merger, consolidation, reorganization, dissolution, or liquidation of the Borrower, the sale, lease or other disposition of all or substantially all of its assets or otherwise affecting its corporate existence.

         5. There are no actions, suits or proceedings pending or, to our knowledge, threatened against the Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect, or which question the validity or enforceability of any of the Credit Documents or of any action to be taken by the Borrower pursuant to any of the Credit Documents.

         6. The execution and delivery by the Borrower of the Credit Documents, and the performance by the Borrower of its obligations thereunder, do not violate any order, writ, injunction, decree or demand of any court or governmental authority binding upon the Borrower or any of its Subsidiaries or any provision of any material agreement or instrument binding on the Borrower or any of its Subsidiaries.

         7. Annex II to the Credit Agreement correctly sets forth each Subsidiary of the Borrower and the direct and indirect ownership interest of the Borrower therein.

         8. No proceedings are pending or contemplated to rescind or challenge the effectiveness of any of the resolutions of the Borrower that were adopted to authorize the transactions contemplated by the Credit Documents.

         Executed and delivered to Baker & Hostetler LLP on August 4, 1998.




                                -------------------------------------------
                                Kevin Bagby, Vice President-Finance and
                                Chief Financial Officer of Stoneridge, Inc.

                                   EXHIBIT D






                         ----------------------------

                                    FORM OF

                             ASSIGNMENT AGREEMENT

                         ----------------------------

                             ASSIGNMENT AGREEMENT

                              DATE:_____________

         Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined.

         _____________ (the "ASSIGNOR") and ______________ (the "ASSIGNEE")
hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "ASSIGNED SHARE") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of the Loans, Unpaid Drawings and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (vi) to the extent legally entitled to do so, attaches the forms described in section 5.4(b)(ii) of the Credit Agreement. /6/

         4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor, the Assignee and the consent hereof by the Administrative Agent and the receipt by the Administrative Agent of the administrative fee referred to

----------------------------------
/6/ If the Assignee is organized under the laws of a jurisdiction outside the United States.

in section 12.4(b) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "SETTLEMENT DATE").

         5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

         6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (y) all Facility Fee (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I, and
(z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Facility Fee and Letter of Credit Fees, to be paid by the Administrative Agent, upon receipt thereof from the Borrower, directly to the Assignee. It is further agreed that all payments of principal made by the Borrower on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

                                 *     *     *

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR],                            [NAME OF ASSIGNEE],
   as Assignor                                     as Assignee

By:____________________________                By:____________________________
         Title:                                          Title:

Acknowledged and Agreed:

National City Bank,
         as Administrative Agent

By: ______________________________
         Vice President

                                    ANNEX I
                                      TO
                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1.       The Borrower:

                  STONERIDGE, INC.

2.       Name and Date of Credit Agreement:

                  Credit Agreement, dated as of August 4, 1998, among Stoneridge, Inc., the Lenders from time to time party thereto, and National City Bank, as Administrative Agent.

3.       Date of Assignment Agreement:

                  --------- ---, -----

4.       Amounts (as of date of item #3 above):

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

                                                                       SWING LINE
                         GENERAL REVOLVING      GENERAL REVOLVING      REVOLVING              SWING LINE
                         COMMITMENT             LOANS                  COMMITMENT             REVOLVING LOANS

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Aggregate Amount for            $_____                 $_____                 $_____                 $_____
all Lenders

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

Assigned Share                  _____%                 _____%                 _____%                 _____%

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

Amount of Assigned              $_____                 $_____                 $_____                 $_____
Share

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

Amount Retained by              $_____                 $_____                 $_____                 $_____
Assignor

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

5.        Settlement Date:

                  --------- ---, ---

6.       Rate of Interest
         to the Assignee:           As set forth in section 2.8 of the Credit
                                    Agreement (unless otherwise agreed to by the Assignor and the Assignee). /7/



-----------------------

/7/ The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in section 2.8 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

7.       Facility
         Fee: As set forth in section 4.1(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)./8/

8.       Letter of
         Credit Fees:               As set forth in section 4.1(b) of the Credit
                                    Agreement (unless otherwise agreed to by the Assignor and the Assignee)./9/

9.       Notices:

ASSIGNOR:                                   ASSIGNEE:

----------------------                      ----------------------
----------------------                      ----------------------
----------------------                      ----------------------
Attention:                                  Attention:
Telephone No.:                              Telephone No.:
Facsimile No.:                              Facsimile No.:

10.      Payment Instructions:

ASSIGNOR:                                   ASSIGNEE:

----------------------                      ----------------------
----------------------                      ----------------------
----------------------                      ----------------------
ABA No.:                                    ABA No.:
Account No.:                                Account No.:
Reference:                                  Reference:
Attention:                                  Attention:



-----------------------------

/8/ The Borrower and the Administrative Agent shall direct the entire amount of the Facility Fee to the Assignee at the rate set forth in section 4.1(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Facility Fee through payment by the Assignee to the Assignor.

/9/ The Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in section 4.1(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fees through payment by the Assignee to the Assignor.

                                   EXHIBIT E

                        SECTION 5.4(B)(II) CERTIFICATE

         Reference is hereby made to the Credit Agreement, dated as of August 4, 1998, among Stoneridge, Inc., the financial institutions party thereto from time to time, and National City Bank, as Administrative Agent (the "CREDIT AGREEMENT"). Pursuant to the provisions of section 5.4(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                              [NAME OF BANK]

                                              By:____________________________
                                                       Title:


Dated:__________